CWABS, INC.,

                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.,

                                     Seller

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                 Master Servicer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2004

                     --------------------------------------

                 CWABS ASSET-BACKED CERTIFICATES TRUST 2004-ECC2

                                     Issuer









                   ASSET-BACKED CERTIFICATES, SERIES 2004-ECC2

                                                 Table of Contents


                                                     ARTICLE I

                                                    DEFINITIONS

   Section 1.01       Defined Terms...............................................................................5

                                                     ARTICLE II

                            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

   Section 2.01       Conveyance of Mortgage Loans...............................................................68
   Section 2.02       Acceptance of the Mortgage Loans...........................................................75
   Section 2.03       Representations, Warranties and Covenants of the Master Servicer and the Seller............78
   Section 2.04       Representations and Warranties of the Depositor............................................91
   Section 2.05       Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases............93
   Section 2.06       Authentication and Delivery of Certificates................................................94
   Section 2.07       Covenants of the Master Servicer...........................................................94

                                                    ARTICLE III

                                   ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

   Section 3.01       Master Servicer to Service Mortgage Loans..................................................95
   Section 3.02       Subservicing; Enforcement of the Obligations of Master Servicer............................96
   Section 3.03       Rights of the Depositor, the Seller and the Trustee in Respect of the Master Servicer......97
   Section 3.04       Trustee to Act as Master Servicer..........................................................97
   Section 3.05       Collection of Mortgage Loan Payments; Certificate Account; Distribution Account;
                      Pre-Funding Account; Seller Shortfall Interest Requirement.................................97
   Section 3.06       Collection of Taxes, Assessments and Similar Items; Escrow Accounts.......................101
   Section 3.07       Access to Certain Documentation and Information Regarding the Mortgage Loans..............102
   Section 3.08       Permitted Withdrawals from the Certificate Account, Distribution Account and the Carryover
                      Reserve Fund..............................................................................102
   Section 3.09       [Reserved.]...............................................................................104
   Section 3.10       Maintenance of Hazard Insurance...........................................................104
   Section 3.11       Enforcement of Due-On-Sale Clauses; Assumption Agreements.................................105
   Section 3.12       Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds and Realized
                      Losses; Repurchase of Certain Mortgage Loans..............................................106
   Section 3.13       Trustee to Cooperate; Release of Mortgage Files...........................................109
   Section 3.14       Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee..110
   Section 3.15       Servicing Compensation....................................................................111
   Section 3.16       Access to Certain Documentation...........................................................111


                                                         i


   Section 3.17       Annual Statement as to Compliance.........................................................112
   Section 3.18       Annual Independent Public Accountants' Servicing Statement; Financial Statements..........112
   Section 3.19       The Corridor Contracts....................................................................112
   Section 3.20       Prepayment Charges........................................................................113

                                                     ARTICLE IV

                                 DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

   Section 4.01       Advances..................................................................................115
   Section 4.02       Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.....116
   Section 4.03       [Reserved]................................................................................116
   Section 4.04       Distributions.............................................................................116
   Section 4.05       Monthly Statements to Certificateholders..................................................123
   Section 4.06       [Reserved]................................................................................126
   Section 4.07       [Reserved]................................................................................126
   Section 4.08       Carryover Reserve Fund....................................................................126
   Section 4.09       Distributions on the REMIC I Regular Interests............................................127
   Section 4.10       The Class P Certificates..................................................................133
   Section 4.11       Excess Net WAC Rate Reserve Fund..........................................................133

                                                     ARTICLE V

                                                  THE CERTIFICATES

   Section 5.01       The Certificates..........................................................................135
   Section 5.02       Certificate Register; Registration of Transfer and Exchange of Certificates...............136
   Section 5.03       Mutilated, Destroyed, Lost or Stolen Certificates.........................................140
   Section 5.04       Persons Deemed Owners.....................................................................140
   Section 5.05       Access to List of Certificateholders' Names and Addresses.................................140
   Section 5.06       Book-Entry Certificates...................................................................141
   Section 5.07       Notices to Depository.....................................................................142
   Section 5.08       Definitive Certificates...................................................................142
   Section 5.09       Maintenance of Office or Agency...........................................................143

                                                     ARTICLE VI

                                 THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER

   Section 6.01       Respective Liabilities of the Depositor, the Master Servicer and the Seller...............144
   Section 6.02       Merger or Consolidation of the Depositor, the Master Servicer or the Seller...............144
   Section 6.03       Limitation on Liability of the Depositor, the Seller, the Master Servicer and Others......144
   Section 6.04       Limitation on Resignation of Master Servicer..............................................145
   Section 6.05       Errors and Omissions Insurance; Fidelity Bonds............................................145


                                                        ii


                                                    ARTICLE VII

                                      DEFAULT; TERMINATION OF MASTER SERVICER

   Section 7.01       Events of Default.........................................................................147
   Section 7.02       Trustee to Act; Appointment of Successor..................................................148
   Section 7.03       Notification to Certificateholders........................................................150

                                                    ARTICLE VIII

                                               CONCERNING THE TRUSTEE

   Section 8.01       Duties of Trustee.........................................................................151
   Section 8.02       Certain Matters Affecting the Trustee.....................................................152
   Section 8.03       Trustee Not Liable for Mortgage Loans.....................................................153
   Section 8.04       Trustee May Own Certificates..............................................................154
   Section 8.05       Master Servicer to Pay Trustee's Fees and Expenses........................................154
   Section 8.06       Eligibility Requirements for Trustee......................................................154
   Section 8.07       Resignation and Removal of Trustee........................................................155
   Section 8.08       Successor Trustee.........................................................................156
   Section 8.09       Merger or Consolidation of Trustee........................................................156
   Section 8.10       Appointment of Co-Trustee or Separate Trustee.............................................156
   Section 8.11       Tax Matters...............................................................................158

                                                     ARTICLE IX

                                                    TERMINATION

   Section 9.01       Termination upon Liquidation or Repurchase of all Mortgage Loans..........................161
   Section 9.02       Final Distribution on the Certificates....................................................161
   Section 9.03       Additional Termination Requirements.......................................................163

                                                     ARTICLE X

                                              MISCELLANEOUS PROVISIONS

   Section 10.01      Amendment.................................................................................164
   Section 10.02      Recordation of Agreement; Counterparts....................................................165
   Section 10.03      Governing Law.............................................................................166
   Section 10.04      Intention of Parties......................................................................166
   Section 10.05      Notices...................................................................................166
   Section 10.06      Severability of Provisions................................................................167
   Section 10.07      Assignment................................................................................168
   Section 10.08      Limitation on Rights of Certificateholders................................................168
   Section 10.09      Inspection and Audit Rights...............................................................169
   Section 10.10      Certificates Nonassessable and Fully Paid.................................................169




                                                        iii




EXHIBITS

EXHIBIT A-1                Form of Class 1-A Certificate
EXHIBIT A-2                Form of Class 2-A Certificate
EXHIBIT A-3                Form of Class A-IO Certificate
EXHIBIT A-4                Form of Class M-1 Certificate
EXHIBIT A-5                Form of Class M-2 Certificate
EXHIBIT A-6                Form of Class M-3 Certificate
EXHIBIT A-7                Form of Class M-4 Certificate
EXHIBIT A-8                Form of Class M-5 Certificate
EXHIBIT A-9                Form of Class M-6 Certificate
EXHIBIT A-10               Form of Class M-7 Certificate
EXHIBIT A-11               Form of Class M-8 Certificate
EXHIBIT A-12               Form of Class B Certificate
EXHIBIT B                  Form of Class C Certificate
EXHIBIT C                  Form of Class P Certificate
EXHIBIT D                  Form of Class A-R Certificate
EXHIBIT E                  Form of Tax Matters Person Certificate
EXHIBIT F                  Mortgage Loan Schedules
EXHIBIT F-1                List of Mortgage Loans
EXHIBIT F-2                Mortgage Loans for which All or a Portion of a Related Mortgage
                           File is not Delivered to the Trustee on or prior to the Closing Date
EXHIBIT G                  Forms of Certification of Trustee
EXHIBIT G-1                Form of Initial Certification of Trustee
EXHIBIT G-2                Form of Interim Certification of Trustee
EXHIBIT G-3                Form of Delay Delivery Certification
EXHIBIT G-4                [Reserved]
EXHIBIT H                  Form of Final Certification of Trustee
EXHIBIT I                  Transfer Affidavit
EXHIBIT J-1                Form of Transferor Certificate for Class A-R Certificates
EXHIBIT J-2                Form of Transferor Certificate for Private Certificates
EXHIBIT K                  Form of Investment Letter (Non-Rule 144A)
EXHIBIT L                  Form of Rule 144A Letter
EXHIBIT M                  Request for Release (for Trustee)
EXHIBIT N                  Request for Release (for Mortgage Loans Paid in Full,
                           Repurchased or Replaced)
EXHIBIT O                  Copy of Depositary Agreement
EXHIBIT P                  Form of Mortgage Note and Mortgage
EXHIBIT Q                  Form of Subsequent Transfer Agreement
EXHIBIT R                  Form of Corridor Contract
EXHIBIT S                  Form of Corridor Contract Assignment Agreement
EXHIBIT T                  Officer's Certificate with Respect to Prepayments
EXHIBIT U                  Standard & Poor's Predatory Lending Categorization

         POOLING AND SERVICING AGREEMENT, dated as of July 1, 2004, by and among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as seller (the "Seller"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the "Master Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in fifteen classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein).

                                     REMIC I

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (exclusive of the Corridor Contracts, the Carryover Reserve Fund and the Excess Net WAC Rate Reserve Fund) subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC I Regular Interest shall be the 363th Distribution Date. None of the REMIC I Regular Interests will be certificated.

                          Uncertificated REMIC I       Uncertificated Principal    Latest Possible Maturity
    Designation             Pass-Through Rate                   Balance                      Date
    -----------             -----------------                   -------                      ----
        LT-1                       (1)                    $315,886,479.36                 January 2035
       LT-1PF                      (1)                    $102,956,895.61                 January 2035
        LT-2                       (1)                    $ 97,115,801.72                 January 2035
       LT-2PF                      (1)                    $ 34,040,823.31                 January 2035
        LT-P                       (1)                    $        100.00                 January 2035
        LT-R                       (1)                    $        100.00                 January 2035

(1) Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

                                    REMIC II

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Interest will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC II Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC II Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC II Regular Interest shall be the 363th Distribution Date. None of the REMIC II Regular Interests will be certificated.

                         Uncertificated REMIC II       Uncertificated Principal    Latest Possible Maturity
    Designation             Pass-Through Rate                   Balance                      Date
    -----------             -----------------                   -------                      ----
        LT-1                       (1)                     $151,570,647.97              January 2035
        LT-2                       (1)                     $ 48,429,352.03              January 2035
       LT-IO1                      (1)                     $267,272,727.00              January 2035
       LT-IO2                      (1)                     $ 82,727,273.00              January 2035
        LT-P                       (1)                     $        100.00              January 2035
        LT-R                       (1)                     $        100.00              January 2035

(1) Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.

                                    REMIC III

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Interest will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC III Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC III (the "REMIC III Regular Interests"). The "latest possible maturity date" (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) for each REMIC III Regular Interest shall be the 363th Distribution Date. None of the REMIC III Regular Interests will be certificated.

                         Uncertificated REMIC III        Uncertificated Principal    Latest Possible Maturity
    Designation              Pass-Through Rate                   Balance                       Date
    -----------              -----------------                   -------                       ----
       LT-AA                        (1)                    $269,500,000.00                 January 2035
       LT-1A                        (1)                    $  1,753,500.00                 January 2035
       LT-2A                        (1)                    $    542,750.00                 January 2035
       LT-M1                        (1)                    $     88,000.00                 January 2035
       LT-M2                        (1)                    $     86,625.00                 January 2035
       LT-M3                        (1)                    $     49,500.00                 January 2035
       LT-M4                        (1)                    $     49,500.00                 January 2035
       LT-M5                        (1)                    $     44,000.00                 January 2035
       LT-M6                        (1)                    $     38,500.00                 January 2035
       LT-M7                        (1)                    $     39,875.00                 January 2035
       LT-M8                        (1)                    $     30,250.00                 January 2035
        LT-B                        (1)                    $     27,500.00                 January 2035
       LT-ZZ                        (1)                    $  2,750,000.00                 January 2035
       LT-IO1                       (1)                           (2)                      January 2035
       LT-IO2                       (1)                           (2)                      January 2035
        LT-P                        (1)                    $        100.00                 January 2035
        LT-R                        (1)                    $        100.00                 January 2035
      LT-1SUB                       (1)                    $      6,814.36                 January 2035
      LT-1GRP                       (1)                    $     41,884.36                 January 2035
      LT-2SUB                       (1)                    $      2,260.66                 January 2035
      LT-2GRP                       (1)                    $     13,115.66                 January 2035
       LT-XX                        (1)                    $274,935,924.96                 January 2035

(1) Calculated as provided in the definition of Uncertificated REMIC III Pass-Through Rate.

(2) REMIC III Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2 will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts.

                                    REMIC IV

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC IV. The Class R-IV Interest will represent the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance and Final Scheduled Distribution Date for each Class of Certificates comprising the interests representing "regular interests" in REMIC IV. The "latest possible maturity date" (determined solely for purposes of satisfying Treasury Regulation
Section 1.860G-1(a)(4)(iii)) for each Class of REMIC IV Regular Certificates shall be the 360th Distribution Date.

                                                    Aggregate Initial Certificate         Final Scheduled
    Designation           Pass-Through Rate               Principal Balance              Distribution Date
    -----------           -----------------               -----------------              -----------------
     Class 1-A                   (1)                      $ 350,700,000.00                 January 2035
     Class 2-A                   (1)                      $ 108,550,000.00                 January 2035
     Class AIO                   (1)                      $ 350,000,000.00(2)                November 2004
     Class M-1                   (1)                      $  17,600,000.00                December 2034
     Class M-2                   (1)                      $  17,325,000.00                December 2034
     Class M-3                   (1)                      $   9,900,000.00                November 2034
     Class M-4                   (1)                      $   9,900,000.00                November 2034
     Class M-5                   (1)                      $   8,800,000.00                 October 2034
     Class M-6                   (1)                      $   7,700,000.00                September 2034
     Class M-7                   (1)                      $   7,975,000.00                 August 2034
     Class M-8                   (1)                      $   6,050,000.00                  June 2034
      Class B                    (1)                      $   5,500,000.00                  April 2034
      Class C                    (3)                      $           0.00                 January 2035
      Class P                    (4)                      $         100.00                 January 2035

-------------------

(1) Interest will accrue at a rate equal to the Pass-Through Rate, as defined herein.

(2)      Notional amount

(3) The Class C Certificates will accrue interest on a Notional Balance as described in the definition of Current Interest. The Class C Certificates will not accrue interest on their Certificate Principal Balance.

(4) The Class P Certificates will not be entitled to distributions of interest.

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms.

         In addition to those defined terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accrual Period: With respect to any Distribution Date and the Certificates (other than the Class A-IO, Class A-R, Class P and Class C Certificates), the period commencing on the from and including Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) and to and including on the day immediately preceding the current Distribution Date. With respect to any Distribution Date and the Class A-IO Certificates and Class C Certificates, the calendar month preceding the month in which such Distribution Date occurs. All calculations of interest on the Certificates (other than the Class A-IO, Class A-R, Class P and Class C Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period and on a 360-day year. All calculations of interest on the Class A-IO Certificates and Class C Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months. The Class A-R Certificates and Class P Certificates will not accrue any interest and therefore have no Accrual Period.

         Adjustable Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

         Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the Expense Fee Rate.

         Adjusted Net WAC Rate: With respect to the Class 1-A Certificates and any Distribution Date, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group 1 Mortgage Loans weighted on the basis of the outstanding Stated Principal Balances of the Group 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less
(B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-IO1 for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount for REMIC III Regular Interest LT-IO1 immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate of the REMIC III Regular Interest for which such Class of Certificates is the Corresponding Certificate.

         With respect to the Class 2-A Certificates and any Distribution Date, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group 1 Mortgage Loans weighted on the basis of the outstanding Stated Principal Balances of the Group 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-IO2 for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount for REMIC III Regular Interest LT-IO2 immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate of the REMIC III Regular Interest for which such Class of Certificates is the Corresponding Certificate.

         With respect to the Subordinate Certificates and any Distribution Date, a per annum rate equal to the product of (x)(A) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans weighted on the basis of the outstanding Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date less (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-IO1 for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount for REMIC III Regular Interest LT-IO1 immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (C) (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-IO2 for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount for REMIC III Regular Interest LT-IO2 immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate of the REMIC III Regular Interest for which such Class of Certificates is the Corresponding Certificate.

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of (A) the aggregate of payments of principal and interest on the Actuarial Mortgage Loans and payments of interest on the Simple Interest Mortgage Loans (in each case, net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received by the Master Servicer as of the close of business on the related Determination Date and (B) with respect to each REO

Property that has not been liquidated, an amount equal to the excess, if any, of
(x) one month's interest (adjusted to the Net Mortgage Rate) on the Stated Principal Balance of the related Mortgage Loan over (y) the net monthly rental income (if any) from such REO Property deposited in the Certificate Account for such Distribution Date pursuant to Section 3.12, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance were an advance to be made with respect thereto. Notwithstanding the foregoing, all references to scheduled interest or interest due on a related Due Date with respect to a Simple Interest Mortgage Loan will mean an amount equal to the excess of (i) 30 days' interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Simple Interest Mortgage Loan as of the last day of the related Due Period over (ii) the portion of any monthly payment received from the borrower during the related Due Period which was allocable to interest.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period or Due Period, respectively.

         Applied Realized Loss Amount: With respect to any Distribution Date, the sum of the Realized Losses with respect to the Mortgage Loans which are to be applied in reduction of the Certificate Principal Balance the most subordinate Class of Subordinate Certificates outstanding pursuant to this Agreement, which shall equal the amount, if any, by which, Certificate Principal Balance of all Certificates (after all distributions of principal on such Distribution Date) exceeds the sum of the Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account (if any) for such Distribution Date.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the Seller by a fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

         Bankruptcy Code:  Title 11 of the United States Code.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the

Closing Date, each Class of Regular Certificates constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of California, City of New York, New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Calendar Quarter: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

         Carryover Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-ECC2". Funds in the Carryover Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created under this Agreement.

         Certificate: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-12, Exhibit B, Exhibit C and Exhibit D.

         Certificate Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "Countrywide Home Loans Servicing LP in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-ECC2". Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Account Deposit: An amount equal to the aggregate of all amounts in respect of (i) principal of the Mortgage Loans due on or after the Cut-off Date and received by the Master Servicer before the Closing Date and not applied in computing the Cut-off Date Principal Balance thereof, and (ii) interest on the Mortgage Loans due on and after the Cut-off Date and received by the Master Servicer before the Closing Date.

         Certificate Group: Any of the Group 1 Certificates or Group 2 Certificates.

         Certificate Owner: With respect to a Book-Entry Certificate, the person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate (other than the Class C Certificates and the Class A-IO Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (ii) in the case of any Subordinate Certificate, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04; provided that, the Certificate Principal Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Class. As to any Class C Certificate and as of any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans over (ii) the aggregate Certificate Principal Balance of the Offered Certificates. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Regular Certificates, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Voting Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 10.01 hereof) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Principal Distribution Target Amount: For any Distribution Date, the excess of (i) the sum of the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (x) 61.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Initial Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided however, that if the aggregate Certificate Principal Balance of the Subordinated Certificates has been reduced to zero, the Class A Principal Distribution Target Amount shall equal the sum of the Class 1-A and Class 2-A Principal Distribution Target Amounts.

         Class A-IO Certificates: Any Certificate designated as a "Class A-IO Certificate" on the face thereof, in the form of Exhibit A-3 hereto.

         Class A-IO Current Interest: For any Distribution Date, the interest accrued on the Class A-IO Notional Balance during the related Accrual Period at the Class A-IO Pass-Through Rate.

         Class A-IO Notional Balance: For any Accrual Period for any Distribution Date, an amount equal to the lesser of (a) 350,000,000 and (b) the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period to such Distribution Date. After the Accrual Period related to the Distribution Date in November 2004, the notional balance of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to any further distributions. For federal income tax purposes, the Class A-IO Certificates will not have a Notional Balance, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2.

         Class A-IO Pass-Through Rate: For each Accrual Period and (i) any Distribution Date on or prior to the November 2004 Distribution Date will equal the lesser of (a) the Class A-IO Scheduled Rate and (b) the positive difference between (x) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans for such Distribution Date and (y) the weighted average Pass-Through Rate of the Offered Certificates other than the Class A-IO Certificates and Class A-R Certificates, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve 30-day months and (ii) any Distribution Date on or after the December 2004 Distribution Date, a rate equal to 0.00% per annum. For federal income tax purposes, the Class A-IO Certificates will not have a Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2.

         Class 1-A Corridor Contract: The transaction evidenced by the Confirmation and Agreement for the benefit of the Class 1-A Certificateholders (as assigned to the Trustee pursuant to the Class 1-A Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit R.

         Class 1-A Corridor Contract Assignment Agreement: The Assignment Agreement regarding the Class 1-A Corridor Contract dated as of the Closing Date among the Seller, the Trustee and the Corridor Contract Counterparty, a form of which is attached hereto as Exhibit S.

         Class 1-A Corridor Contract Payment Amount: The amount, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Class 1-A Corridor Contract.

         Class 1-A Corridor Contract Termination Date: The Distribution Date in April 2011.

         Class 1-A Confirmation and Agreement: The Confirmation and Agreement dated July 21, 2004, reference number 2000005045661, 2000005045662, evidencing the Class 1-A Corridor Contract.

         Class 1-A Certificate: Any Certificate designated as a "Class 1-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

         Class 1-A Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class 1-A Certificates.

         Class 1-A Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class 1-A Pass-Through Rate on the Class 1-A Certificate Principal Balance immediately prior to such Distribution Date.

         Class 1-A Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class 1-A Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class 1-A Certificates with respect to interest on such prior Distribution Dates.

         Class 1-A Interest Carryover Amount: For any Distribution Date and the Class 1-A Certificates, the sum of (A) the excess of (i) the amount of interest the Class 1-A Certificates would otherwise have accrued for such Distribution Date had the Class 1-A Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class 1-A Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class 1-A Certificates at the Net Rate Cap for such Distribution Date and (B) the Class 1-A Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class 1-A Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class 1-A Margin: For any Distribution Date on or prior to the Optional Termination Date, 0.330% per annum and, for any Distribution Date after the Optional Termination Date, 0.660% per annum.

         Class 1-A Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class 1-A Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class 1-A Principal Distribution Amount: For any Distribution Date, the product of (a) the Class A Principal Distribution Target Amount and (b) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         Class 1-A Principal Distribution Target Amount: For any Distribution Date, the excess of (i) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (x) 61.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date after giving effect to distributions to be made on that Distribution Date and
(y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus 0.50% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 1 as of the Initial Cut-off Date and the original Pre-Funded Amount allocated to Loan Group 1 on the Closing Date.

         Class 2-A Corridor Contract: The transaction evidenced by the Confirmation and Agreement for the benefit of the Class 2-A Certificateholders (as assigned to the Trustee pursuant to the Class 2-A Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit R.

         Class 2-A Corridor Contract Assignment Agreement: The Assignment Agreement regarding the Class 2-A Corridor Contract dated as of the Closing Date among the Seller, the Trustee and the Corridor Contract Counterparty, a form of which is attached hereto as Exhibit S.

         Class 2-A Corridor Contract Payment Amount: The amount, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Class 2-A Corridor Contract.

         Class 2-A Corridor Contract Termination Date: The Distribution Date in April 2011.

         Class 2-A Confirmation and Agreement: The Confirmation and Agreement dated July 22, 2004, reference number 2000005045663, 200000504664, evidencing the Class 2-A Corridor Contract.

         Class 2-A Principal Distribution Amount: For any Distribution Date, the product of (a) the Class A Principal Distribution Target Amount and (b) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         Class 2-A Principal Distribution Target Amount: For any Distribution Date, the excess of (i) the Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (x) 61.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus 0.50% of the sum of the Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 as of the Initial Cut-off Date and the original Pre-Funded Amount allocated to Loan Group 2 on the Closing Date.

         Class 2-A Certificate: Any certificate designed as a "Class 2-A Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

         Class 2-A Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class 2-A Certificates.

         Class 2-A Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class 2-A Pass-Through Rate on the Class 2-A Certificate Principal Balance immediately prior to such Distribution Date.

         Class 2-A Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class 2-A Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class 2-A Certificates with respect to interest on such prior Distribution Dates.

         Class 2-A Interest Carryover Amount: For any Distribution Date and the Class 2-A Certificates, the sum of (A) the excess of (i) the amount of interest the Class 2-A Certificates would otherwise have accrued for such Distribution Date had the Class 2-A Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class 2-A Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class 2-A Certificates at the Net Rate Cap for such Distribution Date and (B) the Class 2-A Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class 2-A Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class 2-A Margin: For any Distribution Date on or prior to the Optional Termination Date, 0.380% per annum and, for any Distribution Date after the Optional Termination Date, 0.760% per annum.

         Class A-R Certificate: Any one of the Class A-R Certificates executed by the Trustee substantially in the form annexed hereto as Exhibit D, composed of the Class R-I Interest, Class R-II Interest, Class R-III Interest and Class R-IV Interest and evidencing an interest designated as a "residual interest" in REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions.

         Class A-R Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class A-R Certificates.

         Class A-R Principal Distribution Amount: Any one of the Class A-R Certificates executed by the Trustee substantially in the form annexed hereto as Exhibit D, composed of the Class R-I Interest, Class R-II Interest and Class R-III Interest, and evidencing an interest designated as a "residual interest" in REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions.

         Class B Certificate: Any Certificate designated as a "Class B Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to distributions as set forth herein.

         Class B Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class B Certificates.

         Class B Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class B Pass-Through Rate on the Class B Certificate Principal Balance immediately prior to such Distribution Date.

         Class B Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class B Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class B Certificates with respect to interest on such prior Distribution Dates.

         Class B Interest Carryover Amount: For any Distribution Date and the Class B Certificates, the sum of (A) the excess of (i) the amount of interest the Class B Certificates would otherwise have accrued for such Distribution Date had the Class B Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class B Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class B Certificates at the Net Rate Cap for such Distribution Date and (B) the Class B Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class B Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class B Margin: For any Distribution Date on or prior to the Optional Termination Date, 3.000% per annum and, for any Distribution Date after the Optional Termination Date, 4.500% per annum.

         Class B Pass-Through Rate: For any Distribution Date, the lesser of (i) One-Month LIBOR plus the Class B Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class B Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (I) the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the Class B Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 94.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit B hereto, representing the right to distributions as set forth herein.

         Class C Current Interest: For any Distribution Date, the interest accrued on the Class C Notional Amount during the related Accrual Period at the Class C Pass-Through Rate.

         Class C Notional Amount: The aggregate amount of the Uncertificated Principal Balance of the REMIC III Regular Interests other than REMIC III Regular Interest LT-P, REMIC III Regular Interest LT-R, REMIC III Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2.

         Class C Pass-Through Rate: A rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (14) below, and the denominator of which is the Uncertificated Principal Balance of the REMIC III Regular Interests (other than REMIC III Regular Interest LT-P, REMIC I Regular Interest LT-R, REMIC II Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2). For purposes of calculating the Pass Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-AA;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-1A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-1A;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-2A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-2A;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M1;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M2;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M3;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M4;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M5;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M6;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M7;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-M8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-M8;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-B;

                  o the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LT-ZZ; and

                  o 100% of the interest distributed on REMIC III Regular Interest LT-P.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to distributions as set forth herein.

         Class M-1 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-1 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-1 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-1 Certificates with respect to interest.

         Class M-1 Interest Carryover Amount: For any Distribution Date and the Class M-1 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-1 Certificates would otherwise have accrued for such Distribution Date had the Class M-1 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-1 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-1 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-1 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-1 Margin: For any Distribution Date on or prior to the Optional Termination Date, 0.600% per annum and, for any Distribution Date after the Optional Termination Date, 0.900% per annum.

         Class M-1 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-1 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (x) 67.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-1 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-2 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates.

         Class M-2 Interest Carryover Amount: For any Distribution Date and the Class M-2 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-2 Certificates would otherwise have accrued for such Distribution Date had the Class M-2 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-2 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-2 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-2 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-2 Margin: For any Distribution Date on or prior to the Optional Termination Date, 0.650% per annum and, for any Distribution Date after the Optional Termination Date, 0.975% per annum.

         Class M-2 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-2 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (x) 74.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-2 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-7 hereto, representing the right to distributions as set forth herein.

         Class M-3 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-3 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-3 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates.

         Class M-3 Interest Carryover Amount: For any Distribution Date and the Class M-3 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-3 Certificates would otherwise have accrued for such Distribution Date had the Class M-3 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-3 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-3 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-3 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-3 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-3 Margin: For any Distribution Date on or prior to the Optional Termination Date, 0.700% per annum and, for any Distribution Date after the Optional Termination Date, 1.050% per annum.

         Class M-3 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-3 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 77.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-3 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A-8 hereto, representing the right to distributions as set forth herein.

         Class M-4 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-4 Certificates.

         Class M-4 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-4 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-4 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates.

         Class M-4 Interest Carryover Amount: For any Distribution Date and the Class M-4 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-4 Certificates would otherwise have accrued for such Distribution Date had the Class M-3 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-4 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-4 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-4 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-4 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-4 Margin: For any Distribution Date on or prior to the Optional Termination Date, 1.200% per annum and, for any Distribution Date after the Optional Termination Date, 1.800% per annum.

         Class M-4 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-4 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and
(E) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 81.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-4 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A-9 hereto, representing the right to distributions as set forth herein.

         Class M-5 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-5 Certificates.

         Class M-5 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-5 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-5 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates.

         Class M-5 Interest Carryover Amount: For any Distribution Date and the Class M-5 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-5 Certificates would otherwise have accrued for such Distribution Date had the Class M-5 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-5 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-5 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-5 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-5 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-5 Margin: For any Distribution Date on or prior to the Optional Termination Date, 1.250% per annum and, for any Distribution Date after the Optional Termination Date, 1.875% per annum.

         Class M-5 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-5 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and the Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2

Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and
(F) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 84.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-5 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to distributions as set forth herein.

         Class M-6 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-6 Certificates.

         Class M-6 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-6 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-6 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates.

         Class M-6 Interest Carryover Amount: For any Distribution Date and the Class M-6 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-6 Certificates would otherwise have accrued for such Distribution Date had the Class M-6 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-6 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-6 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-6 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-6 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-6 Margin: For any Distribution Date on or prior to the Optional Termination Date, 1.450% per annum and, for any Distribution Date after the Optional Termination Date, 2.175% per annum.

         Class M-6 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-6 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 87.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-6 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-7 Certificate: Any Certificate designated as a "Class M-7 Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to distributions as set forth herein.

         Class M-7 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-7 Certificates.

         Class M-7 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-7 Pass-Through Rate on the Class M-7 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-7 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-7 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-7 Certificates with respect to interest on such prior Distribution Dates.

         Class M-7 Interest Carryover Amount: For any Distribution Date and Class M-7 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-7 Certificates would otherwise have accrued for such Distribution Date had the Class M-7

Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-7 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-7 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-7 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04, together with interest thereon at the Class M-7 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-7 Margin: For any Distribution Date on or prior to the Optional Termination Date, 1.900% per annum and, for any Distribution Date after the Optional Termination Date, 2.850% per annum.

         Class M-7 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-7 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (F) the Class M-6 Certificate Principal Balance (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (G) the Class M-7 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 90.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-7 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class M-8 Certificate: Any Certificate designated as a "Class M-8 Certificate" on the face thereof, in the form of Exhibit A-9 hereto, representing the right to distributions as set forth herein.

         Class M-8 Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class M-8 Certificates.

         Class M-8 Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period at the Class M-8 Pass-Through Rate on the Class M-8 Certificate Principal Balance immediately prior to such Distribution Date.

         Class M-8 Interest Carry Forward Amount: For any Distribution Date, the excess of (a) the Class M-8 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class M-8 Certificates with respect to interest on such prior Distribution Dates.

         Class M-8 Interest Carryover Amount: For any Distribution Date and Class M-8 Certificates, the sum of (A) the excess of (i) the amount of interest the Class M-8 Certificates would otherwise have accrued for such Distribution Date had the Class M-8 Pass-Through Rate thereon been calculated as the sum of One-Month LIBOR and the applicable Class M-8 Margin for such Distribution Date, over (ii) the amount of interest accrued on the Class M-8 Certificates at the Net Rate Cap for such Distribution Date and (B) the Class M-8 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04, together with interest thereon at the Class M-8 Pass-Through Rate (without giving effect to the Net Rate Cap).

         Class M-8 Margin: For any Distribution Date on or prior to the Optional Termination Date, 2.150% per annum and, for any Distribution Date after the Optional Termination Date, 3.225% per annum.

         Class M-8 Pass-Through Rate: For any Distribution Date, the lesser of
(i) One-Month LIBOR plus the Class M-8 Margin and (ii) the Net Rate Cap for such Distribution Date.

         Class M-8 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of: (A) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after taking into account distribution of the Class 1-A and Class 2-A Principal Distribution Amounts on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (F) the Class M-6 Certificate Principal Balance (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (G) the Class M-7 Certificate Principal Balance (after taking into account distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (H) the Class M-8 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (x) 92.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor; provided, however, that after the Certificate Principal Balance of each other Class of Offered Certificates is reduced to zero, the Class M-8 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date.

         Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit C hereto, representing the right to distributions as set forth herein.

         Class P Certificate Principal Balance: As of any date of determination, the Certificate Principal Balance of the Class P Certificates.

         Class P Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Class P Certificateholders and designated "The Bank of New York, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-ECC2".

         Class P Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans that have a Prepayment Charge Period.

         Class R-I Interest:  The uncertificated Residual Interest in REMIC I.

         Class R-II Interest: The uncertificated Residual Interest in REMIC II.

         Class R-III Interest: The uncertificated Residual Interest in REMIC
III.

         Class R-IV Interest: The uncertificated Residual Interest in REMIC IV.

         Closing Date:  July 29, 2004.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Compensating Interest: With respect to any Distribution Date, an amount equal to one-half of the Servicing Fee, to be applied to the interest portion of any Prepayment Interest Shortfall on the Mortgage Loans pursuant to Section 4.02 hereof.

         Confirmation And Agreements: The Class 1-A Confirmation and Agreement, Class 2-A Confirmation And Agreement and Subordinated Confirmation and Agreement.

         Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286 (Attention:

Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3986.

         Corresponding Certificate: With respect to each REMIC III Regular Interest set forth below, the Regular Certificate set forth in the table below:

             REMIC III Regular Interest                REMIC III Certificate
             --------------------------                ---------------------

                       LT-1A                           Class 1-A Certificate
                       LT-2A                           Class 2-A Certificate
                       LT-M1                           Class M-1 Certificate
                       LT-M2                           Class M-2 Certificate
                       LT-M3                           Class M-3 Certificate
                       LT-M4                           Class M-4 Certificate
                       LT-M5                           Class M-5 Certificate
                       LT-M6                           Class M-6 Certificate
                       LT-M7                           Class M-7 Certificate
                       LT-M8                           Class M-8 Certificate
                        LT-B                            Class B Certificate
                        LT-P                            Class P Certificate
                        LT-R                           Class A-R Certificate
                       LT-IO1                         Class A-IO Certificate
                       LT-IO2                         Class A-IO Certificate

         Corridor Contracts: The Class 1-A Corridor Contract, Class 2-A Corridor Contract and Subordinated Corridor Contract.

         Corridor Contract Assignment Agreement: The Class 1-A Corridor Contract Assignment Agreement, Class 2-A Corridor Contract Assignment Agreement and Subordinated Corridor Contract Assignment Agreement, as applicable.

         Corridor Contract Counterparty: JP Morgan Chase Bank., and any permitted successors and assigns pursuant to the Corridor Contracts.

         Corridor Contract Payment Amount: The Class 1-A Corridor Contract Payment Amount, Class 2-A Corridor Contract Payment Amount and Subordinated Corridor Contract Payment Amount, as applicable.

         Corridor Contract Termination Date: The Class 1-A Corridor Contract Termination Date, Class 2-A Corridor Contract Termination Date and Subordinated Corridor Contract Termination Date, as applicable.

         Current Interest: With respect to (i) the Class 1-A Certificates, the Class 1-A Current Interest, (ii) the Class 2-A Certificates, the Class 2-A Current Interest, (iii) the Class A-IO Certificates, the Class A-IO Current Interest, (iv) the Class M-1 Certificates, the Class M-1 Current Interest, (v) the Class M-2 Certificates, the Class M-2 Current

Interest, (vi) the Class M-3 Certificates, the Class M-3 Current Interest, (vii) the Class M-4 Certificates, the Class M-4 Current Interest, (viii) the Class M-5 Certificates, the Class M-5 Current Interest, (ix) the Class M-6 Certificates, the Class M-6 Current Interest, (x) the Class M-7 Certificates, the Class M-7 Current Interest, (xi) the Class M-8 Certificates, the Class M-8 Current Interest, (xii) the Class B Certificates, the Class B Current Interest and (xii) the Class C Certificates, the Class C Current Interest.

         Cumulative Loss Trigger Event: With respect to a Distribution Date on or after the Stepdown Date exists if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of that Due Period) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Principal Balance of the Mortgage Loans, as set forth below:

               Distribution Date                                          Percentage
               -----------------                                          ----------
                                                  3.00% with  respect  to August  2007,  plus an  additional
August 2007 - July 2008.......................    1/12th of 1.75% for each month thereafter until July 2008
                                                  4.75% with  respect  to August  2008,  plus an  additional
August 2008 - July 2009.......................    1/12th of 1.25% for each month thereafter until July 2009
                                                  6.25% with  respect  to August  2009,  plus an  additional
August 2009 - July 2010.......................    1/12th of 0.75% for each month thereafter until July 2010
August 2010 and thereafter....................    7.00%

         Cut-off Date: In the case of any Initial Mortgage Loan, the later of
(x) July 1, 2004 and (y) the date of origination of such Mortgage Loan (the "Initial Cut-off Date"), and in the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related "Subsequent Cut-off Date"). When used with respect to any Mortgage Loans "the Cut-off Date" shall mean the related Cut-off Date.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         Definitive Certificates:  As defined in Section 5.06.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         Delay Delivery Mortgage Loans: The Initial Mortgage Loans identified on the schedule of Mortgage Loans hereto set forth on Exhibit F-2 hereof for which all or a portion of a related Mortgage File is not delivered to the Trustee on or prior to the Closing Date, and (ii) up to 90% of the Subsequent Mortgage Loans in each Loan Group delivered on a Subsequent Transfer Date. The Depositor shall deliver (or cause delivery of) the Mortgage Files to the Trustee: (A) with respect to at least 50% of the Initial Mortgage Loans in each Loan Group, not later than the Closing Date, and with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on the related Subsequent Transfer Date in each Loan Group, (B) with respect to at least an additional 40% of the Initial Mortgage Loans, not later than 21 days after the Closing Date, and not later than twenty one days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and (C), with respect to the remaining 10% of the Initial Mortgage Loans, not later than thirty days after the Closing Date.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquency Trigger Event: With respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Delinquency Percentage equals or exceeds the product of 38.91% and the Senior Enhancement Percentage.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

         Depositor: CWABS, Inc., a Delaware corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry

Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8 102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit O.

         Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-ECC2". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: As to any Distribution Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2004.

         Due Date: With respect to any Mortgage Loan and Due Period, the due date for scheduled payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, if Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or
(ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         Eligible Repurchase Month:  As defined in Section 3.12(c) hereof.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Restricted Certificates: The Class A-R, Class C and Class P Certificates.

         Event of Default:  As defined in Section 7.01 hereof.

         Excess Cashflow: With respect to any Distribution Date the sum of (i) the amount remaining after the distribution of interest to Certificateholders for such Distribution Date pursuant to Section 4.04(a)(xi), and (ii) the amount remaining after the distribution of principal to Certificateholders for such Distribution Date pursuant to Section 4.04(d)(i)(K) or 4.04(d)(ii)(K) and (iii) the related Overcollateralization Reduction Amount, if any, for such Distribution Date.

         Excess Overcollateralization Amount: For any Distribution Date, the excess, if any, of the related Overcollateralization Amount on that Distribution Date over the related Overcollateralization Target Amount.

         Excess Pool Net WAC Amount: With respect to any Distribution Date and
(x) the Class A-IO Certificates, will equal the positive excess, if any, of (i) the amount of interest accrued on the Class A-IO Certificates for such Distribution Date calculated at the Adjusted Net WAC Rate over (ii) the amount of interest accrued on the Class A-IO Certificates at the Pass-Through Rate for the Class A-IO Certificates and (y) the Offered Certificates (other than the Class A-R Certificates and Class A-IO Certificates), the positive excess, if any, of (i) the amount of interest accrued on the Offered Certificates (other than the Class A-R Certificates and Class A-IO Certificates) for such Distribution Date calculated at the Net Rate Cap for the Offered Certificates (other than the Class A-R Certificates and Class A-IO Certificates) over (ii) the amount of interest accrued on the Offered Certificates (other than the Class A-R Certificates and Class A-IO Certificates) at the Adjusted Net WAC Rate.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Master Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Expense Fee Rate: The sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

         Extra Principal Distribution Amount: With respect to any Distribution Date and Loan Group, the lesser of (1) the Overcollateralization Deficiency Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the Principal Remittance Amount for both Loan Groups and (2) the Loan Group Excess Cashflow Allocation Amount for such Distribution Date available for payment thereof pursuant to Section 4.04(e)(i).

         Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         Fixed Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

         Funding Period: The period from and after the Closing Date to and including September 30, 2004.

         Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Gross Margin: The percentage set forth in the related Mortgage Note for the Adjustable Rate Mortgage Loans to be added to the Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Adjustable Rate Mortgage Loans.

         Group 1 Certificates: The Class A-R Certificates and the Class 1-A Certificates.

         Group 1 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 1 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

         Group 1 Net WAC: The weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1.

         Group 2 Certificates:  The Class 2-A Certificates.

         Group 2 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 2 Mortgage Loans", including any Mortgage Loans delivered in replacement thereof.

         Group 2 Net WAC: The weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2.

         Index: As to any Adjustable Rate Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index in general being the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date or, if the Index ceases to be published in the original source or becomes unavailable for any reason, then the Index shall be a new index selected by the Master Servicer, based on comparable information.

         Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Account Deposit: An amount equal to the aggregate of all amounts in respect of (i) principal of the Initial Mortgage Loans due on or after the Initial Cut-off Date and received by the Master Servicer before the Closing Date and not applied in computing the Cut-off Date Principal Balance thereof, (ii) interest on the Initial Mortgage Loans due on and after the Initial Cut-off Date and received by the Master Servicer before the Closing Date and (iii) $100 in respect of the Class A-R Certificates.

         Initial Certificate Principal Balance: With respect to any Certificate (other than the Class A-IO Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust Fund on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

         Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Issuer Trust:  CWABS Asset-Backed Certificates Trust 2004-ECC2

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Required Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by a Required Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carry Forward Amount: With respect to (i) the Class 1-A Certificates, the Class 1-A Interest Carry Forward Amount, (ii) the Class 2-A Certificates, the Class 2-A Interest Carry Forward Amount, (iii) the Class M-1 Certificates, the Class M-1 Interest Carry Forward Amount, (iv) the Class M-2 Certificates, the Class M-2 Interest Carry Forward Amount, (v) the Class M-3 Certificates, the Class M-3 Interest Carry Forward Amount, (vi) the Class M-4 Certificates, the Class M-4 Interest Carry Forward Amount, (vii) the Class M-5 Certificates, the Class M-5 Interest Carry Forward Amount, (viii) the Class M-6 Certificates, the Class M-6 Interest Carry Forward Amount, (ix) the Class M-7 Certificates, the Class M-7 Interest Carry Forward Amount, (x) the Class M-8 Certificates, the Class M-8 Interest Carry Forward Amount and (xi) the Class B Certificates, the Class B Interest Carry Forward Amount.

         Interest Determination Date: With respect to the Certificates (other than the Class A-IO, Class A-R, Class C and Class P Certificates) for the first Accrual Period, July 27, 2004. With respect to the Certificates (other than the Class A-IO, Class A-R, Class C and Class P Certificates) and any Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         Interest Funds: On any Distribution Date, the Interest Remittance Amount less the Trustee Fee for the Mortgage Loans for such Distribution Date plus, solely for federal income tax purposes, the amount of Excess Pool Net WAC Amount (with respect to the Class A-IO Certificates) and less the amount of Excess Pool Net WAC Amount (with respect to the offered Certificates (other than the Class A-IO Certificates and the Class A-R Certificates)).

         Interest Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Master Servicer Advance Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period with respect to the Mortgage Loans less the related Servicing Fee, (ii) interest payments on any Principal Prepayments received during the related Prepayment Period other than Prepayment Interest Excess, (iii) all related Advances relating to interest with respect to the Mortgage Loans, (iv) all Compensating Interest with respect to the Mortgage Loans, (v) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Due Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), and (v) for the Master Servicer Advance Date in August 2004 and September 2004, the Seller Shortfall Interest Requirement for such Master Servicer Advance Date (if any), less all Nonrecoverable Advances relating to interest reimbursed during the related Due Period.

         Latest Possible Maturity Date:  The Distribution Date in January 2035.

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances.

         Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.01(f). Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

         Loan Group:  Any of Loan Group 1 or Loan Group 2.

         Loan Group Characteristics: The characteristics for each Loan Group identified under the caption "The Mortgage Pool" in the Prospectus Supplement.

         Loan Group 1:  The Group 1 Mortgage Loans.

         Loan Group 2:  The Group 2 Mortgage Loans.

         Loan Group Excess Cashflow Allocation Amount: With respect to any Distribution Date and Loan Group, the product of (i) the Excess Cashflow for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group for such Distribution Date and the denominator of which is the sum of the Principal Remittance Amount for both Loan Groups.

         Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Marker Rate: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) multiplied by the weighted average of the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest LT-B and REMIC III Regular Interest LT-ZZ, with the rates on each such REMIC III Regular Interest (other than REMIC III Regular Interest LT-ZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Margin for Corresponding Class for such REMIC III Regular Interest and (ii) the related Net Rate Cap, and the rate on REMIC III Regular Interest LT-ZZ subject to a cap of zero for purposes of this calculation; provided that the Uncertificated REMIC III Pass-Through Rate and the related caps REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7 and REMIC III Regular Interest LT-M8 shall be multiplied by a fraction the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

         Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

         Master Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R)System.

         MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's:  Moody's Investors Service, Inc. or any successor thereto.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan: Such of the Group 1 Mortgage Loans and Group 2 Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any Mortgage Loan subject to repurchase by the Seller or Master Servicer as provided in this Agreement, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of (x) Replacement Mortgage Loans pursuant to the provisions of this Agreement any (y) Subsequent Mortgage Loans pursuant to the provisions of this Agreement and any Subsequent Transfer Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F-1, setting forth the following information with respect to each Mortgage Loan:

         (i) the loan number;

         (ii) the Loan Group;

         (iii) the Appraised Value;

         (iv) the Initial Mortgage Rate;

         (v) the maturity date;

         (vi) the original principal balance;

         (vii) the Cut-off Date Principal Balance;

         (viii) the first payment date of the Mortgage Loan;

         (ix) the Scheduled Payment in effect as of the Cut-off Date;

         (x) the Loan-to-Value Ratio at origination;

         (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

         (xii) a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a condominium unit or (c) a two to four unit residential property;

         (xiii) a code indicating whether the Mortgage Loan is a Simple Interest Mortgage Loan; and

         (xiv) [reserved];

         (xv) with respect to each Adjustable Rate Mortgage Loan;

                  (a) the frequency of each Adjustment Date;

                  (b) the next Adjustment Date;

                  (c) the Maximum Mortgage Rate;

                  (d) the Minimum Mortgage Rate;

                  (e) the Mortgage Rate as of the Cut-off Date;

                  (f) the related Periodic Rate Cap;

                  (g) the Gross Margin; and

                  (h) the purpose of the Mortgage Loan.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor:  The obligors on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

         Net Rate Cap: For any Distribution Date, (i) With respect to the Class 1-A Certificates, the Group 1 Net WAC, (ii) with respect to the Class 2-A Certificates, the Group 2 Net WAC, and (iii) with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, the weighted average of the Group 1 Net WAC and Group 2 Net WAC (weighted (x) in the case of the Group 1 Net WAC on the positive difference (if any) of the Stated Principal Balance of the Mortgage Loans in Loan Group 1 plus the related Pre-Funded Amount over the outstanding Certificate Principal Balance of the Class 1-A Certificates and (y) in the case of the Group 2 Net WAC on the positive difference (if any) of the Stated Principal Balance of the Mortgage Loans in Loan Group 2 plus the related Pre-Funded Amount over the aggregate outstanding Certificate Principal Balance the Class 2-A Certificates), in the case of each of (i), (ii) and (iii) above, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year. For federal income tax purposes, the equivalent of clause (i) above shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LT-1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest. For federal income tax purposes, the equivalent of clause (ii) above shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LT-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest. For federal income tax purposes, the equivalent of clause (iii) above shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rates on (a) REMIC III Regular Interest LT-1SUB, subject to a cap and a floor equal to the Group 1 Net WAC Rate and (b) REMIC III Regular Interest LT-2SUB, subject to a cap and a floor equal to the Group 2 Net WAC Rate; in each case weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interests.

         Net Rate Carryover: With respect to any Distribution Date, an amount equal to the sum of (i) the Class 1-A Interest Carryover Amount for such Distribution Date (if any), (ii) the Class 2-AInterest Carryover Amount for such Distribution Date (if any), (iii) the Class M-1 Interest Carryover Amount for such Distribution Date (if any), (iv) the Class M-2 Interest Carryover Amount for such Distribution Date (if any), (v) the Class M-3 Interest Carryover Amount for such Distribution Date (if any), (vi) the Class M-4 Interest Carryover Amount for such Distribution Date (if any), (vii) the Class M-5 Interest Carryover Amount for such Distribution Date (if any), (viii) the Class M-6 Interest Carryover Amount for such Distribution Date (if any), (ix) the Class M-7 Interest Carryover Amount for such Distribution Date (if any), (x) the Class M-8 Interest Carryover Amount for such Distribution Date (if any) and (xi) the Class B Interest Carryover Amount for such Distribution Date (if any); provided that when the term Net Rate Carryover is used with respect to one Class of Certificates (other than the Class A-R, Class C and Class P Certificates), it shall mean such carryover amount listed in clauses (i), (ii), (iii) (iv), (v),
(vi), (vii), (viii), (ix), (x) or (xi) as applicable, with the same Class designation. The Class A-IO, Class A-R, Class C and Class P Certificates shall not accrue any Net Rate Carryover.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         OC Floor: For any Distribution Date, 0.50% of the sum of the Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date plus the original Pre-Funded Amount on the Closing Date.

         Offered Certificates: The Class 1-A, Class 2-A, Class A-IO, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

         Officer's Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, (ii) in the case of the Master Servicer, (x) signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries or Countrywide GP, Inc., its general partner, or (y) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR calculated for the first Accrual Period shall equal 1.430% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must
(i) in fact be independent of the

Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the Trust Fund provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to the last sentence of Section 9.01 hereof.

         Optional Termination Date: Any Distribution Date on which the Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of the Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date plus the Pre-Funded Amount on the Closing Date.

         Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

         OTS:  The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         Overcollateralized Amount: For any Distribution Date, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period exceeds
(y) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

         Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the

Overcollateralized Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for such Distribution Date).

         Overcollateralization Reduction Amount: For any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date.

         Overcollateralization Target Amount: (a) For each Distribution Date prior to and including the Distribution Date in November 2004, zero, (b) on or after the Distribution Date in December 2004, and on each Distribution Date prior to the Stepdown Date, an amount equal to 2.80% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount on the Closing Date and (c) on and after the Stepdown Date, an amount equal to 5.60% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for the current Distribution Date, subject to a minimum amount equal to the OC Floor; provided, however, that, if on any Distribution Date, a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount on the Distribution Date immediately preceding such Distribution Date.

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to the Class 1-A Certificates, the Class 1-A Pass-Through Rate; with respect to the Class 2-A Certificates, the Class 2-A Pass-Through Rate; with respect to the Class A-IO Certificates, the Class A-IO Pass-Through Rate; with respect to the Class M-1 Certificates, the Class M-1 Pass-Through Rate; with respect to the Class M-2 Certificates, the Class M-2 Pass-Through Rate; with respect to the Class M-3 Certificates, the Class M-3 Pass-Through Rate; with respect to the Class M-4 Certificates, the Class M-4 Pass-Through Rate; with respect to the Class M-5 Certificates, the Class M-5 Pass-Through Rate; with respect to the Class M-6 Certificates, the Class M-6 Pass-Through Rate; with respect to the Class M-7 Certificates, the Class M-7 Pass-Through Rate; with respect to the Class M-8 Certificates, the Class M-8 Pass-Through Rate; with respect to the Class B Certificates, the Class B Pass-Through Rate; and with respect to the Class C Certificates, the Class C Pass-Through Rate.

         Percentage Interest: With respect to any Certificate (other than the Class A-IO, Class P, Class C or Class A-R Certificates), a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate Certificate Principal Balance of the related Class. With respect to the Class A-IO, Class C, Class P and Class A-R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate.

         Periodic Rate Cap: As to substantially all Adjustable Rate Mortgage Loans and the related Mortgage Notes, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date to not more than three percentage points.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by such Rating Agency;

                  (iii) [Reserved];

                  (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by such Rating Agency;

                  (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by such Rating Agency;

                  (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency

         (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of S&P for any such securities) or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by such Rating Agency;

                  (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by such Rating Agency;

                  (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by such Rating Agency; and

                  (x) such other relatively risk free investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in Section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments and Liquidation Proceeds accrued in the Prepayment Period related to such Due Date).

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pre-Funding Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which Pre-Funded Amount is $104,113,520.64 for Loan Group 1 and $32,884,198.28 for Loan Group 2.

         Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, solely as Trustee, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-ECC2." Funds in the Pre- Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account will be for the account of the Depositor.

         Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Offered Certificates.

         Prepayment Charge: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan being identified in the Prepayment Charge Schedule.

         Prepayment Charge Period: As to any Mortgage Loan the period of time during which a Prepayment Charge may be imposed.

         Prepayment Charge Schedule: As of any date, the list of Prepayment Charges included in the Trust Fund on that date, (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall contain the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan account number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the state of origination in which the related Mortgaged Property is located;

                  (iv) the first date on which a Monthly Payment is or was due under the related Mortgage Note;

                  (v) the term of the Prepayment Charge;

                  (vi) the original principal amount of the related Mortgage Loan; and

                  (vii) the Cut-off Date Principal Balance of the related Mortgage Loan.

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with this Agreement.

         Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during (i) the Prepayment Period with respect to a Simple Interest Mortgage Loan or (ii) the portion of the Prepayment Period from the beginning of such Prepayment Period to the related Due Date in such Prepayment Period (in each case, other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 3.12 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds.

         Prepayment Period: As to any Distribution Date and Due Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period from July 1, 2004) and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs.

         Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily the Bank of New York's lowest rate of interest.

         Principal Distribution Amount: With respect to any Distribution Date and a Loan Group, the sum of (i) the Principal Remittance Amount for such Loan Group for such Distribution Date; (ii) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date; and (iii) for the first Distribution Date after the end of the Funding Period, any amounts remaining in the Pre-Funding Account after the end of the Funding Period (net of any investment income therefrom) allocated to that Loan Group minus (iv) the amount of any related Overcollateralization Reduction Amount for that Distribution Date.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

         Principal Remittance Amount: As to any Distribution Date (a) the sum, without duplication, of: (i) the scheduled principal due during the related Due Period and collected on or before the related Determination Date or advanced on or before the related Master Servicer Advance Date, (ii) Principal Prepayments collected in the related

Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Master Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan and (v) all Liquidation Proceeds and Subsequent Recoveries collected during the related Due Period (to the extent such Liquidation Proceeds related to principal); less (b) all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period.

         Private Certificates: The Class C Certificates and Class P
Certificates.

         Prospectus Supplement: The Prospectus Supplement dated July 27, 2004, relating to the public offering of the Offered Certificates offered thereby.

         PUD:  A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan (x) required to be
(1) repurchased by the Seller or purchased by the Master Servicer, as applicable, pursuant to Section 2.02, 2.03 or 3.12 hereof or (2) repurchased by the Depositor pursuant to Section 2.04 hereof, or (y) that the Master Servicer has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, and (iii) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.03 hereof that arises out of a violation of any predatory or abusive lending law which also constitutes an actual breach of representation (xxxiv) of Section 2.03(b) hereof.

         Rating Agency: Each of S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation plus any reduction in the interest component of the Scheduled Payments. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the related Scheduled Payment was reduced. The amount of a Realized Loss on a Liquidated Mortgage Loan will be reduced by the amount of Subsequent Recoveries received with respect to such Liquidated Mortgage Loan.

         Record Date: With respect to any Distribution Date and the Certificates, other than the Class A-IO, Class A-R, Class C and Class P Certificates, the Business Day immediately preceding such Distribution Date, or if such Certificates are no longer Book-Entry Certificates, the last Business Day of the month preceding the month of such Distribution Date. With respect to the Class A-IO, Class A-R, Class C and Class P Certificates, the last Business Day of the month preceding the month of a Distribution Date.

         Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates on such Interest Determination Date.

         Reference Banks: Barclays Bank PLC, Deutsche Bank and NatWest, N.A., provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof and (iii) which have been designated as such by the Trustee.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Regular Certificate: Any Offered Certificate other than a Class A-R Certificate.

         Relief Act:  The Servicemembers Civil Relief Act of 1940.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC I: The segregated pool of assets subject hereto, constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of:
(i) the Mortgage Loans and the related Mortgage Files; (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in December 2003 and reflected in the Cut-off Date Principal Balance) as shall be on deposit in the Certificate Account and identified as belonging to the Trust Fund; (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure; (iv) Required Insurance Policies pertaining to the Mortgage Loans, if any; and (v) all proceeds of clauses (i) through (iv) above. REMIC I specifically includes the Corridor Contracts, the Net Carrryover Reserve Account, the Excess Net WAC Rate Reserve Fund and the Pre-Funding Account.

         REMIC I Regular Interests: REMIC I Regular Interest LT-1, REMIC I Regular Interest LT-1PF, REMIC I Regular Interest LT-2, REMIC I Regular Interest LT-2PF, REMIC I Regular Interest LT-P and REMIC I Regular Interest LT-R.

         REMIC I Regular Interest LT-1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC I Regular Interest LT-1PF: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC I Regular Interest LT-2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC I Regular Interest LT-2PF: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC I Regular Interest LT-P: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC I Regular Interest LT-R: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interests: REMIC II Regular Interest LT-1, REMIC II Regular Interest LT-2, REMIC II Regular Interest LT-IO1, REMIC I Regular Interest LT-IO2, REMIC I Regular Interest LT-P and REMIC I Regular Interest LT-R.

         REMIC II Regular Interest LT-1: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT-2: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT-IO1: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT-IO2: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT-P: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC II Regular Interest LT-R: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests then outstanding and (ii) the Uncertificated

Pass-Through Rate for REMIC III Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

         REMIC III Marker Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest LT-B, REMIC III Regular Interest LT-ZZ, REMIC III Regular Interest LT-P and REMIC III Regular Interest LT-R.

         REMIC III Overcollateralized Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC III Regular Interests minus (ii) the Uncertificated Principal Balances of REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest LT-B, REMIC III Regular Interest LT-P and REMIC III Regular Interest LT-R, in each case as of such date of determination.

         REMIC III Overcollateralization Target Amount: 1% of the
Overcollateralization Target Amount.

         REMIC III Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the sum of the Uncertificated Principal Balances of REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8 and REMIC III Regular Interest LT-B and the denominator of which is the sum of the Uncertificated Principal Balances of REMIC III Regular Interests REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest LT-B and REMIC III Regular Interest LT-ZZ.

         REMIC III Regular Interests: REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest

LT-B, REMIC III Regular Interest LT-IO1, REMIC III Regular Interest LT-IO2, REMIC III Regular Interest LT-ZZ, REMIC III Regular Interest LT-P, REMIC III Regular Interest LT-R, REMIC III Regular Interest LT-1SUB, REMIC III Regular Interest LT-1GRP, REMIC III Regular Interest LT-2SUB, REMIC III Regular Interest LT-2GRP and REMIC III Regular Interest LT-XX.

         REMIC III Regular Interest LT-AA: A regular interest in REMIC III that is held as an asset of REMIC IIII, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-1A: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-2A: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-IO1: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-IO2: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial notional amount equal to the related Uncertificated Notional Amount, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M1: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M2: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M3: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M4: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related

Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M5: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M6: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M7: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-M8: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-B: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-ZZ: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-P: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-R: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-1SUB: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-1GRP: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-2SUB: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-2GRP: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-XX: A regular interest in REMIC III that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC III Pass-Through Rate, and that has such other terms as are described herein.

         REMIC III Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the sum of (a) the excess of (i) Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC III Regular Interest LT-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC III Regular Interest LT-ZZ over (y) the REMIC III Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8 and REMIC III Regular Interest LT-B, with the rate on each such REMIC III Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Margin for Corresponding Class for such REMIC III Regular Interest and (ii) the related Net Rate Cap, and the rate on REMIC III Regular Interest LT-ZZ subject to a cap of zero for purposes of this calculation; provided that the Uncertificated REMIC III Pass-Through Rate and the related caps for REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8 and REMIC III Regular Interest LT-B shall be multiplied by a fraction the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

         REMIC III Sub WAC Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC III Regular Interest LT-1SUB, REMIC III Regular Interest LT-1GRP, REMIC III Regular Interest

LT-2SUB, REMIC III Regular Interest LT2-GRP and REMIC III Regular Interest
LT-XX.

         REMIC III Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each REMIC III Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the Certificate Principal Balance of the Class 1-A Certificates or Class 2-A Certificates, as applicable, and the Class R Certificates and Class P Certificates in the related Loan Group.

         REMIC IV Regular Certificates: Any of the Class 1-A, Class 2-A, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class C or Class P Certificates.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit N, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index, Periodic Rate Cap and intervals between Adjustment Dates as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; and (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) at the time of transfer to the Trust Fund, be accruing interest at a Mortgage Rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vii) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or visa versa; (viii) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (ix) have the same lien priority as the Deleted Mortgage Loan; (x) constitute the same occupancy type as the Deleted Mortgage Loan; (xi) [reserved], and (xii) comply with each representation and warranty (other than a statistical representation or warranty) set forth in Section 2.03 hereof.

         Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rolling Delinquency Percentage: With respect to any Distribution Date on or after the Stepdown Date, the average, over the past three months, of a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Stated Principal Balances for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the last day of the preceding month (including Mortgage Loans in bankruptcy, foreclosure and REO Properties) and (b) the denominator of which is the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Securities Act:  The Securities Act of 1933, as amended.

         Seller: Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         Seller Shortfall Interest Requirement: For any Distribution Date on or prior to the September 2004 Distribution Date, to the extent not covered by Excess Cashflow, an amount equal to the product of: (a) the excess of the aggregate Stated Principal Balance of the Mortgage Loans (including the Subsequent Mortgage Loans, if any, as of the applicable date) plus the Pre-Funded Amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, over the aggregate Stated Principal Balance of the Mortgage Loans (including the Subsequent Mortgage Loans, if any, as of the applicable date) that have a scheduled payment of interest due in the related Due Period, and (b) a fraction, the numerator of which is the weighted average Adjusted Net Mortgage Rates of the Mortgage Loans (including the Subsequent Mortgage Loans, if any, as of the applicable date) (weighted on the basis of the respective Stated Principal Balances thereof) as of the beginning of the Due Period for the related Distribution Date and the denominator of which is 12.

         Senior Enhancement Percentage: With respect to each Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over (b) (i) before the Certificate Principal Balances of the Class 1-A Certificates and Class 2-A Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates, or (ii) after the Certificate Principal Balances of the Class 1-A Certificates and Class 2-A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior Class of Certificates outstanding as of the preceding Master Servicer Advance Date and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of
(i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial Prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective any delinquency in payment by the related mortgagor, and (ii) as of any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Master Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Distribution Date, (b) all Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer during each Prepayment Period ending prior to such Distribution Date, and (c) all Liquidation Proceeds collected with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.12. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero on the Distribution Date following the Due Period in which such Mortgage Loan becomes a Liquidated Loan. References herein to the Stated Principal Balance the Mortgage Loans at any time shall mean the aggregate Stated Principal Balances of all Mortgage Loans in the Trust Fund as of such time.

         Stepdown Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates is reduced to zero and (ii) the later to occur of (a) the Distribution Date in August 2007 or
(b) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 61.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         Subordinated Corridor Contract: The transaction evidenced by the Confirmation and Agreement for the benefit of the Subordinate Certificateholders (as assigned to the Trustee pursuant to the Subordinated Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit R.

         Subordinated Corridor Contract Assignment Agreement: The Assignment Agreement regarding the Subordinated Corridor Contract dated as of the Closing Date among the Seller, the Trustee and the Corridor Contract Counterparty, a form of which is attached hereto as Exhibit S.

         Subordinated Corridor Contract Payment Amount: The amount, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Subordinated Corridor Contract.

         Subordinated Corridor Contract Termination Date: The Distribution Date in April 2011.

         Subordinated Confirmation And Agreement: The Confirmation and Agreement dated July 21, 2004, reference number 200000504665, 200000504666, evidencing the Subordinated Corridor Contract.

         Subordinate Certificates: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

         Subsequent Certificate Account Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Master Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Master Servicer on or before the Subsequent Transfer Date.

         Subsequent Cut-off Date:  As defined in the definition of Cut-off Date.

         Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01(b) on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f). When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trust Fund on such Subsequent Transfer Date.

         Subsequent Recoveries: Unexpected recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that resulted in a Realized Loss.

         Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit Q hereto, executed and delivered by the Seller, the Depositor and the Trustee as provided in Section 2.01(d).

         Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to
Section 2.01(d).

         Subsequent Transfer Date Aggregate Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Aggregate Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.

         Subsequent Transfer Date Aggregate Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f); provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

         Subservicer:  As defined in Section 3.02(a).

         Subservicing Agreement:  As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(c), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F 4(d) and temporary Treasury regulation ss. 301.6231(a)(7) 1T. Initially, this person shall be the Trustee.

         Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $0.05.

         Three-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 36 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Trigger Event: With respect to any Distribution Date on or after the Stepdown Date, either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

         Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Certificate Account pursuant to Section 3.05(b)(ii); (ii) the Certificate Account, the Distribution Account, the Pre-Funding Account, the Carryover Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) the Corridor Contracts; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under any insurance policies with respect to the Mortgage Loan; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; and (vii) the Excess Net WAC Rate Reserve Fund.

         Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Advance Rate: With respect to any Advance made by the Trustee pursuant to Section 4.01(b), a per annum rate of interest determined as of the date of such Advance equal to the Prime Rate in effect on such date plus 5.00%.

         Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance plus (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) with respect to such Distribution Date.

         Trustee Fee Rate: With respect to each Mortgage Loan, 0.009% per annum.

         Two-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 24 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Uncertificated Accrued Interest: With respect to any Uncertificated Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC Regular Interests for any Distribution Date:

         Uncertificated Accrued Interest: With respect to any Uncertificated Regular Interest for any Distribution Date, one month's interest at the related Uncertificated Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance or Uncertificated Notional Amount, immediately prior to such Distribution Date. Uncertificated Accrued Interest for the Uncertificated Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC Regular Interests for any Distribution Date:

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Group I Mortgage Loans, to REMIC I Regular Interest LT-1 and REMIC I Regular Interest LT-1PF, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Interest; provided, however, with respect to the first Distribution Date, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest LT-1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest LT-1PF and (ii) with respect to the Group 2 Mortgage Loans, to REMIC I Regular Interest LT-2 and REMIC I Regular Interest LT-2PF, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Interest; provided, however, with respect to the first Distribution Date, such amounts relating to the Initial Group 2 Mortgage Loans shall be allocated to REMIC I Regular Interest LT-2 and such amounts relating to the Subsequent Group 2 Mortgage Loans shall be allocated to REMIC I Regular Interest LT2PF.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the REMIC II Regular Interests, pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Regular Interests for any Distribution Date:

                  (A) The REMIC III Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest LT-B, REMIC III Regular Interest LT-ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest; and

                  (B) The REMIC III Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by Compensating Interest) incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC III Regular Interest LT-1SUB, REMIC III Regular Interest LT-1GRP, REMIC III Regular Interest LT-2SUB, REMIC III Regular Interest LT-2GRP and REMIC III Regular Interest LT-XX, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest.

         Uncertificated Notional Amount: With respect to REMIC III Regular Interest LT-IO1, and (1) the first four Distribution Dates, the Uncertificated Principal Balance of REMIC II Regular Interest LT-IO1 and (2) thereafter, zero. With respect to REMIC III Regular Interest LT-IO2 and (1) the first four Distribution Dates, the Uncertificated Principal Balance of REMIC II Regular Interest LT-IO2 and (2) thereafter, zero.

         Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate, Uncertificated REMIC II Pass-Through Rate or Uncertificated REMIC III Pass-Through Rate.

         Uncertificated Principal Balance: The principal amount of any Uncertificated Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each Uncertificated Regular Interest shall be reduced by all distributions of principal made on such Uncertificated Regular Interest, as applicable, on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced in such Distribution Date by Realized Losses. The Uncertificated Principal Balance of each Uncertificated Regular Interest shall never be less than zero.

         Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest LT-1, and (i) the first Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group 1 Mortgage Loans and
(ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 1 Mortgage Loans. With respect to REMIC I Regular Interest LT-2, and (i) the first Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group 2 Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 2 Mortgage Loans. With respect to REMIC I Regular Interest LT-1PF and REMIC I Regular Interest LT-P and
(i) the first Distribution Date, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 1 Mortgage Loans. With respect to REMIC I Regular Interest LT2PF and (i) the first Distribution Date, 0.00% and
(ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 2 Mortgage Loans. With respect to REMIC I Regular Interest LT-R, 0.00%

         Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest LT-1, REMIC II Regular Interest LT-IO1 and REMIC II Regular Interest LT-P, the weighted average of the Uncertificated REMIC I Pass-Through Rates on REMIC I Regular Interest LT-1, REMIC I Regular Interest LT-1PF and REMIC I Regular Interest LT-P, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest. . With respect to REMIC II Regular Interest LT-2 and REMIC II Regular Interest LT-IO2, the weighted average of the Uncertificated REMIC I Pass-Through Rates on REMIC I Regular Interest LT-2 and REMIC I Regular Interest LT-2PF, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest. With respect to REMIC II Regular Interest LT-1R, 0.00%.

         Uncertificated REMIC III Pass-Through Rate: With respect to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-1A, REMIC II Regular Interest LT-2A, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-B, REMIC I Regular Interest LT-ZZ, REMIC I Regular Interest LT-P, REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB and REMIC I Regular Interest LT-XX, the weighted average of (i) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1, (ii) the excess, if any, of (x) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-IO1 over (y) (1) (a)the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 3.520%, 6.283%, 5.797% and 5.122%, with respect to the first, second, third and fourth distribution dates, respectively and (2) thereafter, the Adjusted Net WAC Rate, (iii) the excess, if any, of (x) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-IO2 over (y) (1) (a)the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 3.520%, 6.283%, 5.797% and 5.122%, with respect to the first, second, third and fourth distribution dates, respectively and (2) thereafter, the

Adjusted Net WAC Rate and (iv) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-2, in each case weighted on the basis of each such REMIC II Regular Interest's Uncertificated Principal Balance.

         With respect to REMIC III Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2, (i) for the 1st Distribution Date, (a) the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 3.520% per annum, (ii) for the 2nd Distribution Date, (a) the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 6.283% per annum, (iii) for the 3rd Distribution Date, (a) the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 5.797% per annum,
(iv) for the 4th Distribution Date, (a) the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 5.122% per annum (v) thereafter, 0.00%.

         With respect to REMIC III Regular Interest LT-1GRP, the weighted average of (i) the REMIC II Pass-Through Rate on REMIC II Regular Interest LT-1 and (ii) the excess, if any, of (x) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-IO1 over (y) (1) (a)the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 3.520%, 6.283%, 5.797% and 5.122%, with respect to the first, second, third and fourth distribution dates, respectively, and (2) thereafter, the Adjusted Net WAC Rate, in each case weighted on the basis of each such REMIC II Regular Interest's Uncertificated Principal Balance.

         With respect to REMIC III Regular Interest LT-2GRP, the weighted average of (i) the REMIC II Pass-Through Rate on REMIC II Regular Interest LT-2 and (ii) the excess, if any, of (x) the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-IO2 over (y) (1) (a)the Adjusted Net WAC Rate less (b) the Adjusted Net WAC Rate less 3.520%, 6.283%, 5.797% and 5.122%, with respect to the first, second, third and fourth distribution dates, respectively , and (2) thereafter, the Adjusted Net WAC Rate, in each case weighted on the basis of each such REMIC II Regular Interest's Uncertificated Principal Balance.

         Uncertificated REMIC 1 Pass-Through Rate: With respect to REMIC I Regular Interest LT-1, REMIC I Regular Interest LT-P and REMIC I Regular Interest LT-R, and (i) the first two Distribution Dates, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group 1 Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 1 Mortgage Loans. With respect to REMIC I Regular Interest LT-2, and (i) the first two Distribution Dates, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group 2 Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 2 Mortgage Loans. With respect to REMIC I Regular Interest LT-1PF and (i) the first two Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 1 Mortgage Loans. With respect to REMIC I Regular

Interest LT2PF and (i) the first two Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group 2 Mortgage Loans.

         Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-2A1, REMIC II Regular Interest LT-2A2, REMIC II Regular Interest LT-2A3, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-B, REMIC I Regular Interest LT-ZZ, REMIC I Regular Interest LT-P, REMIC I Regular Interest LT-AR, REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB and REMIC I Regular Interest LT-XX, the weighted average of the Uncertificated REMIC I Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest. With respect to REMIC I Regular Interest LT-1GRP, the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-1, REMIC I Regular Interest LT-1PF, REMIC I Regular Interest LT-P and REMIC I Regular Interest LT-R and with respect REMIC I Regular Interest LT-2GRP, the weighted average of Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-2 and REMIC I Regular Interest LT-2PF, in each case, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest.

         Uncertificated Regular Interests: The REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interest.

         Underwriter:  Countrywide Securities Corporation

         Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Unpaid Realized Loss Amount: For any Class of Subordinate Certificates, the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates, as reduced by the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

         Unused Pre-Funded Amount: The Pre-Funded Amount immediately after the end of the Funding Period.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 96% to the Certificates other than the Class A-IO, Class A-R, Class C and Class P Certificates (with the allocation among the Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes), and 1% to each of the Class A-IO, Class A-R, Class C and Class P Certificates. Voting

Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Conveyance of Mortgage Loans.

         (a) The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the Initial Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date (to the extent not applied in computing the Initial Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Seller as a Certificate Account Deposit as provided in this Agreement, other than principal due on the Initial Mortgage Loans on or prior to the Initial Cut-off Date and interest accruing prior to the Initial Cut-off Date. The Seller confirms that, concurrently with the transfer and assignment, it has deposited into the Certificate Account the Certificate Account Deposit.

         Immediately upon the conveyance of the Initial Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in the Initial Mortgage Loans.

         The Seller further agrees to assign all of its right, title and interest in and to the interest rate cap transactions evidenced by the Confirmation And Agreements , and to cause all of its obligations in respect of such transactions to be assumed by, the Trustee on behalf of the Trust Fund, on the terms and conditions set forth in the Corridor Contract Assignment Agreements.

         (b) Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by Section 2.01(d) and the terms and conditions of this Agreement, the Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Subsequent Transfer Date, all the right, title and interest of the Seller in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Seller as a Subsequent Certificate Account Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

         Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans.

         (c) The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trustee pursuant to Sections 2.01(a) or (b).

         (d) On any Business Day during the Funding Period designated to the Trustee by the Seller, the Seller, the Depositor and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Aggregate Purchase Amount.

         (e) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

                  (i) the Trustee and the Underwriter will each be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in Section 2.01(f);

                  (ii) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Certificates by the Ratings Agencies;

                  (iii) the Depositor shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(e) required to be satisfied by such Subsequent Transfer Date;

                  (iv) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (iv), the obligation under
         Section 2.03(e) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

                  (v) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

                  (vi) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 60 or more days delinquent;

                  (vii) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of the Mortgage Loans will not vary by more than 10% from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date:

                                                                   LOAN GROUP 1            LOAN GROUP 2
                                                                   ------------            ------------
Average Stated Principal Balance......................       182,172                   406,342

Weighted Average Mortgage Rate........................       7.20                      6.78

Weighted Average Loan-to-Value Ratio..................       78.15                     81.23

Weighted Average Remaining Term to Maturity...........                 357                      360

Weighted Average Credit Bureau Risk Score.............       611                       628

Mortgage Loans with Prepayment Penalties at Origination      77.29                     85.63

Aggregate Principal Balance of Fixed Rate Mortgage Loans     172,359                   414,109

Aggregate Principal Balance of Adjustable Rate Mortgage
Loans.................................................       185,153                   404,965


                  (viii) neither the Seller nor the Depositor is insolvent and neither the Seller nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date; and

                  (ix) the Trustee and the Underwriter will each be provided with an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Mortgage Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC, such opinion to be delivered as provided in Section 2.01(f).

                  (x) The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         (f) Within five Business Days after each Subsequent Transfer Date, upon
(1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.01(e)(i) and (e)(ix), (2) delivery to the Trustee by the Seller of a Loan Number and

Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and (3) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay the Seller the Subsequent Transfer Date Aggregate Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to Section 2.01(d). On the Business Day preceding the Distribution Date next following such Subsequent Transfer Date, the Trustee shall deposit the Capitalized Interest Account Requirement with respect to the Subsequent Mortgage Loans in the Distribution Account. The positive difference, if any, between the Subsequent Transfer Date Aggregate Transfer Amount and the Subsequent Transfer Date Aggregate Purchase Amount shall be re-invested by the Trustee in the Pre-Funding Account.

         The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         (g) Within thirty days after each Subsequent Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.01(e)(vi) and (vii).

         (h) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered to, and deposited with, the Trustee (or, in the case of the Delay Delivery Mortgage Loans, will deliver to, and deposit with, the Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans) (except as provided in clause (vi) below) for the benefit of the Certificateholders, the following documents or instruments with respect to each such Mortgage Loan so assigned (with respect to each Mortgage Loan, clause (i) through (vi) below, together, the "Mortgage File" for each such Mortgage Loan):

                  (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse, in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

                  (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-ECC2, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2004, without recourse" (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

                  (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage (noting the presence of a MIN in the case of each MERS Mortgage Loan);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

         In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller's own expense, the MERS(R) System to indicate (and provide evidence to the Trustee that it has done so) that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv) concurrently with the execution and delivery hereof, the Seller shall deliver or cause to be delivered to the Trustee a true copy of such Mortgage and of each such undelivered interim assignment of the Mortgage each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording. For any such Mortgage Loan that is not a MERS Mortgage Loan the Seller shall promptly deliver or cause to be delivered to the Trustee such original Mortgage and such assignment or assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery be made later than 270 days following the Closing Date; provided that in the event that by such date the Seller is unable to deliver or cause to be delivered each such Mortgage and each interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Seller shall deliver or cause to be delivered such documents to the Trustee as promptly as possible upon receipt thereof. If the public recording office in which a Mortgage or interim assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall satisfy the Seller's obligations in Section 2.01. If any document submitted for recording pursuant to this Agreement is (x) lost prior to recording or rejected by the applicable recording office, the Seller shall immediately prepare or cause to be prepared a substitute and submit it for recording, and shall deliver copies and originals thereof in accordance with the foregoing or (y) lost after recording, the Seller shall deliver to the Trustee a copy of such document certified by the applicable public recording office to be a true and complete copy of the original recorded document. The Seller shall promptly forward or cause to be forwarded to the Trustee (x) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (y) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee within the time periods specified in this Section 2.01.

         With respect to each Mortgage Loan other than a MERS Mortgage Loan as to which the related Mortgaged Property and Mortgage File are located in (a) the State of California or (b) any other jurisdiction under the laws of which the recordation of the assignment specified in clause (iii) above is not necessary to protect the Trustee's and the Certificateholders, interest in the related Mortgage Loan, as evidenced by an Opinion of Counsel, delivered by the Seller to the Trustee and a copy to the Rating Agencies, in lieu of recording the assignment specified in clause (iii) above, the Seller may deliver an unrecorded assignment in blank, in form otherwise suitable for recording to the Trustee; provided that if the related Mortgage has not been returned from the applicable public recording office, such assignment, or any copy thereof, of the Mortgage may exclude the information to be provided by the recording office. As to any Mortgage Loan other than a MERS Mortgage Loan, the procedures of the preceding sentence shall be applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in the State or jurisdiction described in such sentence. In the event that with respect to Mortgage Loans other than MERS Mortgage Loans (i) the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that recording is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders in and to any Mortgage Loan, (ii) a court recharacterizes the sale of the Mortgage Loans as a financing, or (iii) as a result of any change in or amendment to the laws of the State or jurisdiction described in the first sentence of this paragraph or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Trustee shall complete the assignment in the manner specified in clause (iii) of the second paragraph of this Section 2.01 and the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Trustee shall cause the Master Servicer, at the Master Servicer's expense, to cause each such previously unrecorded assignment to be submitted for recording as specified above. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Release in the form of Exhibit M, the Trustee shall complete the assignment of the related Mortgage in the manner specified in clause (iii) of the second paragraph of this Section 2.01.

         So long as the Trustee maintains an office in the State of California, the Trustee shall maintain possession of and not remove or attempt to remove from the State of California any of the Mortgage Files as to which the related Mortgaged Property is located in such State. In the event that the Seller fails to record an assignment of a Mortgage Loan as herein provided within 90 days of notice of an event set forth in clause (i), (ii) or (iii) of the above paragraph, the Master Servicer shall prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records office. The Seller hereby appoints the Master Servicer (and any successor servicer hereunder) as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

         In the case of Mortgage Loans that become the subject of a Principal Prepayment between the Closing Date and the Cut-off Date, the Seller shall deposit or cause to be deposited in the Certificate Account the amount required to be deposited therein with respect to such payment pursuant to Section 3.05 hereof.

         Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date (in the case of the Initial Mortgage Loans) or Subsequent Transfer Date (in the case of the Subsequent Mortgage Loans), the Seller shall either (i) deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or (ii) (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Delay Delivery Mortgage Loan for a Replacement Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03, provided that if the Seller fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period provided in the prior sentence, the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver; and provided further, that the Seller shall use its best efforts to substitute rather than repurchase. The Seller shall promptly provide each Rating Agency with written notice of any cure, repurchase or substitution made pursuant to the proviso of the preceding sentence. On or before the thirtieth (30th) day (or if such thirtieth day is not a Business Day, the succeeding Business Day) after the Closing Date (in the case of the Initial Mortgage Loans) or the Subsequent Transfer Date (in the case of the Subsequent

Mortgage Loans), the Trustee shall, in accordance with the provisions of Section 2.02, send a Delay Delivery Certification substantially in the form annexed hereto as Exhibit G-3 (with any applicable exceptions noted thereon) for all Delay Delivery Mortgage Loan delivered within thirty (30) days after such date. The Trustee will promptly send a copy of such Delay Delivery Certification to each Rating Agency.

         (i) It is understood and agreed that within 15 days of the Closing Date the Seller will substitute certain Mortgage Loans with an unpaid principal balance equal to $22,832,981.82 to cure any misallocation or error in the initial delivery of the Mortgage Loans.

         Section 2.02 Acceptance of the Mortgage Loans.

         (a) The Trustee acknowledges receipt, subject to the limitations contained in and any exceptions noted in the Initial Certification in the form annexed hereto as Exhibit G 1 and in the list of exceptions attached thereto, of the documents referred to in clauses (i) and (iii) of Section 2.01(g) above with respect to the Mortgage Loans and all other assets included in the Trust Fund and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Seller an Initial Certification substantially in the form annexed hereto as Exhibit G 1 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in
Section 2.01(g)(i) and, in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii), with respect to such Mortgage Loan are in the Trustee's possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan. The Trustee agrees to execute and deliver within 30 days after the Closing Date to the Depositor, the Master Servicer and the Seller an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), all documents required to be delivered to the Trustee pursuant to this Agreement with respect to such Mortgage Loan are in its possession (except those described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Mortgage Loan, and
(ii) the information set forth in items (i), (iv), (v), (vi), (viii), (xi) and
(xiv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Closing Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and the Seller a Delay Delivery Certification with respect to the Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon. The Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         (b) The Trustee agrees to execute and deliver on the Subsequent Transfer Date to the Depositor, the Master Servicer and the Seller an Initial Certification substantially in the form annexed hereto as Exhibit G-4 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii), with respect to such Subsequent Mortgage Loan are in its possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Subsequent Mortgage Loan.

         The Trustee agrees to execute and deliver within 30 days after the Subsequent Transfer Date to the Depositor, the Master Servicer and the Seller an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), all documents required to be delivered to it pursuant to this Agreement with respect to such Subsequent Mortgage Loan are in its possession (except those described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Subsequent Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii) and (xiv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Subsequent Transfer Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and the Seller a Delay Delivery Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon, together with a Subsequent Certification substantially in the form annexed hereto as Exhibit G-4. The Trustee, as applicable, shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         Not later than 180 days after the Subsequent Transfer Date, the Trustee shall deliver to the Depositor, the Master Servicer, the Seller and to any Certificateholder or Certificate Owner that so requests a Final Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit H-1, with any applicable exceptions noted thereon.

         Not later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and the Seller (and to any Certificateholder or Certificate Owner that so requests) a Final Certification with respect to the Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

         In connection with the Trustee's completion and delivery of such Final Certification, the Trustee shall review each Mortgage File with respect to the Mortgage Loans to determine that such Mortgage File contains the documents listed in Section 2.01(g). If, in the course of such review, the Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and (vi) of Section 2.01(g), the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii), (iii) or (iv) of Section 2.01(g), as applicable. The Seller shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment as the Seller has prepared, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trust Fund's interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Seller repurchases an Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

         The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Seller shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of the Seller from time to time.

         It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.02(a)(A) or (B) above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

         In the case of Mortgage Loans that become the subject of a Principal Prepayment between the Closing Date (in the case of Initial Mortgage Loans) or Subsequent Transfer Date (in the case of Subsequent Mortgage Loans) and the Cut-off Date, the Seller shall deposit or cause to be deposited in the Certificate Account the amount required to be deposited therein with respect to such payment pursuant to Section 3.05 hereof.

         Section 2.03 Representations, Warranties and Covenants of the Master
                      Servicer and the Seller.

         (a) The Master Servicer hereby represents and warrants to the Depositor, the Seller and the Trustee as follows, as of the date hereof with respect to the Initial Mortgage Loans, and the related Subsequent Transfer Date with respect to the Subsequent Mortgage Loans:

                  (i) The Master Servicer is duly organized as a Texas limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Master Servicer has the full partnership power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Master Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

                  (vii) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

                  (b) The Seller hereby represents and warrants to the Depositor, the Master Servicer and the Trustee as of the Initial Cut-off Date in the case of the Initial Mortgage Loans and as of the related Subsequent Cut-off Date in the case of the Subsequent Mortgage Loans (unless otherwise indicated or the context otherwise requires, percentages with respect to the Initial Mortgage Loans in a Loan Group are measured by the Initial Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group):

                  (i) The Seller is duly organized as a New York corporation and is validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement , assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                  (vii) The information set forth on Exhibit F-1 hereto with respect to each Initial Mortgage Loan is true and correct in all material respects as of the Closing Date.

                  (viii) The Seller will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all tax, accounting and regulatory purposes.

                  (ix) None of the Initial Mortgage Loans are more than 60 days delinquent in payment of principal and interest.

                  (x) No Mortgage Loan secured by a first lien on the related Mortgaged Property had a Loan-to-Value Ratio at origination in excess of 100%.

                  (xi) Each Mortgage Loan is secured by a valid and enforceable first lien on the related Mortgaged Property, subject only to (1) the lien of non-delinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                  (xii) Immediately prior to the assignment of each Mortgage Loan to the Depositor, the Seller had good title to, and was the sole owner of, such Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

                  (xiii) There is no delinquent tax or assessment lien against any Mortgaged Property.

                  (xiv) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                  (xv) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (xviii) below.

                  (xvi) As of the Closing Date or Subsequent Transfer Date, as applicable, to the best of Seller's knowledge, each Mortgaged Property is free of material damage and is in good repair.

                  (xvii) As of the Closing Date neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

                  (xviii) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Stated Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and is in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien, of the Mortgage subject to the exceptions set forth in paragraph (iv) above and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest and/or monthly payment; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

                  (xix) No Initial Mortgage Loan was the subject of a Principal Prepayment in full between the Closing Date and the Cut-off Date.

                  (xx) To the best of the Seller's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                  (xxi) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

                  (xxii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                  (xxiii) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

                  (xxiv) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                  (xxv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (xxvi) Each Mortgage Note and each Mortgage is in substantially one of the forms attached hereto as Exhibit P acceptable in form to Fannie Mae or Freddie Mac.

                  (xxvii) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

                  (xxviii) The origination, underwriting, servicing and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business.

                  (xxix) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

                  (xxx) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

                  (xxxi) Each Mortgage Loan contains a customary "due on sale" clause.

                  (xxxii) No more than approximately 11.03% and 1.36% and of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by two-to four-family dwellings. No more than approximately 6.42% and 5.34% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by condominium units. No more than approximately 0.50% and none of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by high rise condominium units. No less than approximately 74.15% and 81.80% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by single family detached dwellings. None of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by manufactured housing. No more than approximately 6.78% and 11.05% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by PUDs.

                  (xxxiii) No Initial Mortgage Loan in Loan Group 1 and Loan Group 2 had a principal balance in excess of $500,000 and $600,000, respectively, at origination.

                  (xxxiv) To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan. Any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with prudent mortgage servicing standards, any applicable laws, rules and regulations and in accordance with the terms of the Mortgage Notes, Mortgage and other loan documents, whether such origination and servicing was done by Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

                  (xxxv) Each Initial Mortgage Loan was originated on or after March 8, 2004;

                  (xxxvi) Each One-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than August 1, 2005; each Two-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than August 1, 2006; ; each Three-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than August 1, 2007 and ; each Five-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than August 1, 2008.

                  (xxxvii) Approximately 77.29% and 85.63% of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, provide for a prepayment penalty.

                  (xxxviii) On the basis of representations made by the Mortgagors in their loan applications, no less than approximately 94.95% and 97.99% of the owner-occupied Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by owner-occupied Mortgaged Properties that are primary residences and no more than approximately 5.05% and 2.01% of the owner-occupied Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by owner-occupied Mortgaged Properties that are secondary residences.

                  (xxxix) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (xl) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                  (xl) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended. (xli) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

                  (xlii) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

                  (xliii) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in PUDs. To the best of the Seller's knowledge, no Mortgaged Property includes a cooperative or a mobile home or constitutes other than real property under state law.

                  (xliv) Each Mortgage Loan is being serviced by the Master Servicer, or, if a Mortgage Loan is being serviced by the originator of such Mortgage Loan, the Master Servicer and the originator have agreed to transfer the servicing of such Mortgage Loan on or prior to September 1, 2004 with respect to the Initial Mortgage Loans and on or prior to October 1, 2004 with respect to the Subsequent Mortgage Loans.

                  (xlv) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

                  (xlvi) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day that precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

                  (xlvii) The Mortgage Loans were underwritten in all material respects in accordance with customary and prudent underwriting guidelines generally used by originators of credit blemished quality mortgage loans.

                  (xlviii) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to Fannie Mae and Freddie Mac.

                  (xlix) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

                  (l) The Mortgage Rates borne by the Initial Mortgage Loans in Loan Group 1 as of the Cut-off Date ranged from 4.490% per annum to 12.440% per annum and the weighted average Mortgage Rate as of the Cut-off Date was 7.196% per annum. The Mortgage Rates borne by the Initial Mortgage Loans in Loan Group 2 as of the Cut-off Date ranged from 4.500% per annum to 10.490% per annum and the weighted average Mortgage Rate as of the Cut-off Date was 6.783% per annum.

                  (li) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the Closing Date, as to which the representations and warranties made as to the Mortgage Loans set forth in this Section 2.03(b) can be made. No selection was made in a manner that would adversely affect the interests of Certificateholders.

                  (lii) The Gross Margins on the Adjustable Rate Mortgage Loans that are Initial Mortgage Loans in Loan Group 1 range from approximately 4.875% to 8.600% and the weighted average Gross Margin was approximately 6.317%. The Gross Margins on the Adjustable Rate Mortgage Loans that are Initial Mortgage Loans in Loan Group 2 range from approximately 4.950% to 7.140% and the weighted average Gross Margin was approximately 6.223%.

                  (liii) Each Mortgage Loan has a payment date on or before the Due Date in the month of the first Distribution Date.

                  (liv) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                  (lv) There is no obligation on the part of the Seller under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor.

                  (lvi) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

                  (lvii) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860(a)(3) of the Code (but without regard to the rule in Treasury Regulation ss. 1.860G 2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

                  (lviii) No Mortgage Loan was either a "consumer credit contract" or a "purchase money loan" as such terms are defined in 16 C.F.R. Section 433 nor is any Mortgage Loan a "mortgage" as defined in 15 U.S.C. ss. 1602(aa).

                  (lix) The information set forth in the Prepayment Charge Schedule with respect to each Mortgage Loan is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or (2) the collectibility thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment).

                  (lx) No Mortgage Loan is a "high cost home loan" as defined in the Georgia Fair Lending Act, as amended. No Mortgage Loan with a principal balance at origination (or modification) equal to or less than the mortgage loan balance limit of Fannie Mae in effect at the time of origination (or modification) and secured by owner-occupied real property located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003.

                  (lxi) No Mortgage Loan is a "high cost home loan" as defined in New York Banking Law 6-1.

                  (lxii) No Mortgage Loan is classified as (a) a high cost mortgage loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost" loan under any other applicable state, federal or local law.

                  (lxiii) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Standard & Poor's LEVELS(R) Glossary, Version 5.6 Revised, Appendix E, attached hereto as Exhibit
         U) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) or (b), that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each of the Master Servicer and the Seller (each, a "Representing Party") hereby covenants with respect to a breach of the representations and warranties set forth in Sections 2.03(a) and (b), that within 90 days of the earlier of the discovery by such Representing Party or receipt of written notice by such Representing Party from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to
(i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. Any Representing Party liable for a breach under this Section
2.03 shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, any Representing Party liable for a breach under this Section 2.03 shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether such Representing Party intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Representing Party's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Representing Party's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Replacement Mortgage Loan or Loans, the Seller delivering such Replacement Mortgage Loan shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller delivering such Replacement Loan on such Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller delivering such Replacement Mortgage Loan shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Representing Party the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment as have been prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due (in the case of Actuarial Mortgage Loans) in the month of substitution) of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be forwarded by the Seller to the Master Servicer and deposited by the Master Servicer into the Certificate Account not later than the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.08 on the Determination Date for the Distribution Date in the month following the month during which such Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to such Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

         (d) The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         Section 2.04 Representations and Warranties of the Depositor.

         The Depositor hereby represents and warrants to the Seller, the Master Servicer and the Trustee as follows, as of the date hereof:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof and thereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

         The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date or Subsequent Transfer Date, as applicable, that following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in the two immediately preceding paragraphs shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in the immediately preceding paragraph (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency. The Depositor hereby covenants with respect to the representations and warranties made by it in this Section 2.04 that within 90 days of the earlier of the discovery it or receipt of written notice by it from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall repurchase or replace the affected Mortgage Loan or Loans in accordance with the procedure set forth in Section 2.03(c).

         Section 2.05 Delivery of Opinion of Counsel in Connection with
                      Substitutions and Repurchases.

         (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or
2.04 shall be made unless the Representing Party making such repurchase or substitution delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of the Trust Fund or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and
(b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

         (b) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(b) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or
(ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06 Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         Section 2.07 Covenants of the Master Servicer.

         The Master Servicer hereby covenants to the Depositor, the Seller and the Trustee as follows:

         (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01 Master Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement. The Master Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause the any REMIC to fail to qualify as a REMIC or result in the imposition of any tax under Section 860(a) or 860(d) of the Code, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

         In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         The Master Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

         Section 3.02 Subservicing; Enforcement of the Obligations of Master
                      Servicer.

         (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

         (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

         Section 3.03 Rights of the Depositor, the Seller and the Trustee in
                      Respect of the Master Servicer.

         None of the Trustee, the Seller or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and none of them is obligated to supervise the performance of the Master Servicer hereunder or otherwise.

         Section 3.04 Trustee to Act as Master Servicer.

         In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section
3.10 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof,
(iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or
(v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section 6.02 hereof). If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         Section 3.05 Collection of Mortgage Loan Payments; Certificate Account;
                      Distribution Account; Pre-Funding Account; Seller Shortfall Interest Requirement.

         (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15 and net of Prepayment Interest Excess, other than interest accrued on the Mortgage Loans prior to the Cut-off Date, and the Certificate Account Deposit;

                  (iii) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) all Compensating Interest;

                  (v) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(f) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.10 hereof;

                  (vii) the Purchase Price and any Substitution Adjustment
         Amount;

                  (viii) all Advances made by the Master Servicer pursuant to
         Section 4.01;

                  (ix) the Seller Shortfall Interest Requirement;

                  (x) all Prepayment Charges collected; and

                  (xi) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Master Servicer into the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the institution maintaining the Certificate Account, to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Certificate Account, that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

         (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (i) the aggregate amount remitted by the Master Servicer pursuant to the second paragraph of Section 3.08(a);

                  (ii) the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period; and

                  (iii) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(f) in connection with any losses on Permitted Investments.

         The foregoing requirements for remittance by the Master Servicer and deposit by the Trustee into the Distribution Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering a written notice to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

         (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account. On the Closing Date the Seller shall remit the Pre-Funded Amount to the Trustee for deposit in the Pre-Funding Account.

         On each Subsequent Transfer Date, upon satisfaction of the conditions in Section 2.01(e), the Trustee shall withdraw from the Pre-Funding Account 100% of the aggregate of the Cut-off Date Principal Balances of the Subsequent Mortgage Loans sold to the Trust Fund on the Subsequent Transfer Date and pay that amount to the order of the Seller.

         On the Business Day before the Distribution Date following the end of the Funding Period, the Trustee shall (i) withdraw the Unused Pre-Funded Amount from the Pre-Funding Account, (ii) promptly deposit such amount in the Distribution Account, and (iii) distribute such amount to the Certificates on the Distribution Date pursuant to Section 4.04.

         The amount deposited in the Distribution Account pursuant to the preceding paragraph shall be net of any investment earnings on the amounts on deposit in the Pre-Funding Account.

         (e) No later than 1:00 p.m. Pacific time on the Business Day prior to each Master Servicer Advance Date, the Seller shall remit to the Master Servicer, and the Master Servicer shall deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

         (f) Each institution that maintains the Certificate Account, the Distribution Account or the Pre-Funding Account shall invest the funds in each such account, as directed by the Master Servicer, in Permitted Investments, which shall mature not later than (x) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (y) in the case of the Distribution Account and the Pre-Funding Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account, then such Permitted Investment shall mature not later than such Distribution Date), in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the case of the
(i) Certificate Account, the Distribution Account and the Pre-Funding Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein, all income and gain net of any losses realized from any such investment shall be for the benefit of the Seller and shall be remitted to the Seller as provided herein and (ii) the Pre-Funding Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Seller and shall be remitted to the Seller as provided herein. The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of any such investments shall be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of any such investments shall be paid by the Seller to the Trustee for deposit into the Pre-Funding Account out of the Seller's own funds immediately as realized. Any losses incurred in the Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Carryover Reserve Fund (or such investments) immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account, the Carryover Reserve Fund and made in accordance with this Section 3.05 (or in the case of the Carryover Reserve Fund, Section 4.08).

(g) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Certificate Account prior to any change thereof. The Trustee shall give at least 30 days advance notice to the Master Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account, the Pre-Funding Account, the Class P Distribution Account, the Carryover Reserve Fund prior to any change thereof.

(h) The Trustee shall establish and maintain, on behalf of the Class P Certificateholders, the Class P Distribution Account. Funds in the Class P Distribution Account shall be held in trust for the Class P Certificateholders for the uses and purposes set forth in this Agreement. Such funds may not be invested.

         Section 3.06 Collection of Taxes, Assessments and Similar Items; Escrow
                      Accounts.

         To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         Section 3.07 Access to Certain Documentation and Information Regarding
                      the Mortgage Loans.

         The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

         Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

         Section 3.08 Permitted Withdrawals from the Certificate Account,
                      Distribution Account and the Carryover Reserve Fund.

         (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Master Servicer (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse each of the Master Servicer and the Trustee for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse each of the Master Servicer and the Trustee for any Nonrecoverable Advance previously made by it;

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Required Insurance Policy;

                  (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Master Servicer's right to reimbursement of Servicing Advances pursuant to this subclause
         (v) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (vi) to pay to the Seller, the Depositor or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section
         6.03 hereof provided that such amount shall only be withdrawn following the withdrawal from the Certificate Account for deposit into the Distribution Account pursuant to the following paragraph;

                  (viii) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 1:00 p.m. Pacific time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the Interest Remittance Amount and the Principal Remittance Amount for each Loan Group for such Distribution Date to the extent on deposit in the Certificate Account, and the Trustee shall deposit such amount in the Distribution Account.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv),
(v) and (vi) above. Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         (b) The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                  (ii) to pay the Trustee the Trustee Fee on each Distribution Date;

                  (iii) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein;

                  (iv) to reimburse the Trustee for any unreimbursed Advances made by it pursuant to Section 4.01(b) hereof, such right of reimbursement pursuant to this subclause (iv) being limited to (x) amounts received on the related Mortgage Loan(s) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(ii) hereof;

                  (v) to reimburse the Trustee for any Nonrecoverable Advance previously made by the Trustee pursuant to Section 4.01(b) hereof, such right of reimbursement pursuant to this subclause (v) being limited to amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(iii) hereof; and

                  (vi) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         (c) The Trustee shall withdraw funds from the Carryover Reserve Fund for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Carryover Reserve Fund for the following purposes:

                  (i) to withdraw pursuant to Section 3.05 any amount deposited in the Carryover Reserve Fund and not required to be deposited therein; and

                  (ii) to clear and terminate the Carryover Reserve Fund upon termination of the Agreement pursuant to Section 9.01 hereof.

         Section 3.09 [Reserved.]

         Section 3.10 Maintenance of Hazard Insurance.

         The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         Section 3.11 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master

Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this
Section 3.11(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

         Section 3.12 Realization Upon Defaulted Mortgage Loans; Determination
                      of Excess Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.

         (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 3.08 hereof). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds, but in no event later than three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, the Master

Servicer shall request, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. In the event the Trustee shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Certificate Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Proceeds shall be retained by the Master Servicer as additional servicing compensation.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of liquidation proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section

3.08(a)(v) or this Section 3.12; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Proceeds and Realized Losses, if any, for the related Prepayment Period.

         (c) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 150 days or more delinquent during any Calendar Quarter at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right during the period beginning on the first Business Day of the following Calendar Quarter, and ending at the close of business on the second-to-last Business Day of such following Calendar Quarter in which such Mortgage Loan became 150 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit in the Certificate Account and the Trustee, upon receipt of such deposit and a Request for Release from the Master Servicer in the form of Exhibit N hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.13 Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee by delivering a Request for Release substantially in the form of Exhibit
N. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trust Fund and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Distribution Account, the Carryover Reserve Fund or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Trustee shall deliver the Request for Release to the Master Servicer.

         If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee to be returned to the Trustee within 21 calendar days after possession thereof shall have been released by the Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Trustee a Request for Release in the form of Exhibit N or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         Section 3.14 Documents, Records and Funds in Possession of Master
                      Servicer to be Held for the Trustee.

         Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master

Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds, Subsequent Recoveries or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trust Fund and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or Carryover Reserve Fund or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

         Section 3.15 Servicing Compensation.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

         Additional servicing compensation in the form of Excess Proceeds, assumption fees, late payment charges, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 or 3.12(a) hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and
3.12 hereof.

         Section 3.16 Access to Certain Documentation.

         The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates or Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.17 Annual Statement as to Compliance.

         The Master Servicer shall deliver to the Depositor and the Trustee on or before the 80th day after the end of the Master Servicer's fiscal year, commencing with its 2004 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.18 Annual Independent Public Accountants' Servicing
                      Statement; Financial Statements.

         On or before the later of (i) the 80th day after the end of the Master Servicer's fiscal year, commencing with its 2004 fiscal year or (ii) within 30 days of the issuance of the annual audited financial statements beginning with the audit for the period ending in 2003, the Master Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, Depositor and the Seller in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such report is delivered by the Master Servicer to the Trustee. Upon written request, the Master Servicer shall provide to the Certificateholders its publicly available annual financial statements (or, for so long as Countrywide Home Loans Servicing LP is the Master Servicer hereunder, the Master Servicer's parent company's publicly available annual financial statements), if any, promptly after they become available.

         Section 3.19 The Corridor Contracts.

         The Seller shall assign all of its right, title and interest in and to the interest rate cap transactions evidenced by the Corridor Contracts to, and shall cause all of its obligations in respect of such transaction to be assumed by, the Trustee on behalf of the Trust Fund, on the terms and conditions set forth in the Corridor Contract Assignment Agreement. The Corridor Contracts will be assets of the Trust Fund but will not be assets of any REMIC. The Master Servicer, on behalf of the Trustee, shall deposit any amounts received from time to time with respect to the Corridor Contracts into the Carryover Reserve Fund. The parties hereto acknowledge and agree that the Trustee is directed and authorized by the Depositor to sign the Corridor Contract Assignment Agreements and shall be fully protected in relying thereon. The representations made by the Bank of New York as Assignee under the Corridor Contract Assignment Agreements are made by the Trustee on behalf of, and solely as Trustee (and not in its individual capacity) for the Trust Fund.

         The Master Servicer, on behalf of the Trustee, shall prepare and deliver any notices required to be delivered under the Corridor Contracts.

         The Master Servicer, on behalf of the Trustee, shall act as calculation agent and/or shall terminate the Corridor Contracts, in each case upon the occurrence of certain events of default or termination events to the extent specified thereunder. Upon any such termination, the Corridor Contract Counterparty will be obligated to pay the Trustee or the Master Servicer for the benefit of the Trust Fund an amount in respect of such termination. Any amounts received by the Trustee or the Master Servicer for the benefit of the Trust Fund, as the case may be, in respect of such termination shall be deposited and held in the Carryover Reserve Fund to pay Net Rate Carryover for the applicable Certificates (by deposit of the amount of any such Net Rate Carryover in the Carryover Reserve Fund for payment to the related Certificateholders) as provided in Section 4.04(a) on Distribution Dates following such termination to and including the related Corridor Contract Termination Date. On the related Corridor Contract Termination Date, after all other distributions on such date, if any such amounts in respect of early termination remain in the Carryover Reserve Fund, such amounts shall be distributed by the Trustee to the Class C Certificateholder.

         Section 3.20 Prepayment Charges.

         (a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Master Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Master Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or
(ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full or in part with respect to any Mortgage Loan, the Master Servicer shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit T no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class P Certificateholders. If the Master Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Master Servicer, other than as provided above, the Master Servicer shall deliver to the Trustee, together with the Principal Prepayment in full or in part, the amount of such Prepayment Charge (or such portion thereof as had been waived) for deposit into the Certificate Account (not later than the immediately succeeding Master Servicer Advance Date, in the case of such Prepayment Charge) for distribution in accordance with the terms of this Agreement.

         (b) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing subsection (a), the party discovering the breach shall give prompt written notice to the other parties.

         (c) The Seller represents and warrants to the Depositor and the Trustee, as of the Closing Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

         (d) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing clause (c) that materially and adversely affects right of the Holders of the Class P Certificates to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of breach, the Master Servicer shall cure the breach in all material respects or shall pay into the Certificate Account the amount of the Prepayment Charge that would otherwise be due from the Mortgagor, less any amount representing such Prepayment Charge previously collected and paid by the Master Servicer into the Certificate Account.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                         ADVANCES BY THE MASTER SERVICER

         Section 4.01 Advances.

         (a) The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in
Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

         (b) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice a "Trustee Advance Notice"; and such notice may be given by telecopy), not later than 3:00 P.M., New York time, on the Business Day immediately preceding the related Master Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an "Advance Deficiency") and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:30 P.M., New York time on a Master Servicer Advance Date, the Trustee shall, not later than 3:00 P.M., New York time, on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency. All Advances made by the Trustee pursuant to this Section 4.01(b) shall accrue interest on behalf of the Trustee at the Trustee Advance Rate from and including the date such Advances are made to but excluding the date of repayment, with such interest being an obligation of the Master Servicer and not the Trust Fund. The Master Servicer shall reimburse the Trustee for the amount of any Advance made by the Trustee pursuant to this Section 4.01(b) together with accrued interest, not later than 6:00 P.M., New York time on the Business Day following the related Distribution Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.04, assume all of the rights and obligations of the Master Servicer hereunder.

         (c) The Master Servicer, not later than the close of business on the second Business Day immediately preceding each Distribution Date, shall deliver to the Trustee a report (in the form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

         Section 4.02 Reduction of Servicing Compensation in Connection with
                      Prepayment Interest Shortfalls.

         In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Master Servicer shall, to the extent of the Compensating Interest for such Distribution Date, deposit into the Certificate Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders.

         Section 4.03 [Reserved]

         Section 4.04 Distributions.

         (a) On each Distribution Date, the Interest Funds for such Distribution Date shall be allocated by the Trustee from the Distribution Account in the following order of priority, until such Interest Funds have been fully disbursed:

                  (i) concurrently,

                           (A) from the Interest Funds for Loan Group 1 and Loan
                  Group 2, to the Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for such Class, with such amount paid to the Class A-IO Certificates to be allocated to the Interest Funds for Loan Group 1 and Loan Group 2 pro rata, based on the related Interest Funds for the Mortgage Loans in that Loan Group less amounts payable from such Loan Group to the Class 1-A Certificates and Class 2-A Certificates, respectively, as provided in clauses (B) and (C) below, in each case calculated without regard to this clause
                  (A);

                           (B) from the Interest Funds for Loan Group 1 (and
                  after the distribution of Interest Funds from Loan Group 2 as provided in clauses (A) above and (C) below, from Interest Funds for Loan Group 2), to the Class 1-A Certificates, the Class 1-A Current Interest and any Class 1-A Interest Carry Forward Amount, and

                           (C) from the Interest Funds for Loan Group 2 (and
                  after the distribution of Interest Funds from Loan Group 1 as provided in clauses (A) and (B) above, from Interest Funds for Loan Group 1), to the Class 2-A Certificates, the Current Interest and any Interest Carry Forward Amount;

                  (ii) from Interest Funds for both Loan Groups, to the Class M-1 Certificates, the Current Interest for such Class;

                  (iii) from the Interest Funds for both Loan Groups to the Class M-2 Certificates, the Current Interest for such Class;

                  (iv) from the Interest Funds for both Loan Groups to the Class M-3 Certificates, the Current Interest for such Class;

                  (v) from the Interest Funds for both Loan Groups to the Class M-4 Certificates, the Current Interest for such Class;

                  (vi) from the Interest Funds for both Loan Groups to the Class M-5 Certificates, the Current Interest for such Class;

                  (vii) from the Interest Funds for both Loan Groups to the Class M-6 Certificates, the Current Interest for such Class;

                  (viii) from the Interest Funds for both Loan Groups to the Class M-7 Certificates, the Current Interest for such Class;

                  (ix) from the Interest Funds for both Loan Groups to the Class M-8 Certificates, the Current Interest for such Class;

                  (x) from the Interest Funds for both Loan Groups to the Class B Certificates, the Current Interest for such Class; and

                  (xi) any remainder, as part of the Excess Cashflow.

         (b) On each Distribution Date on or prior to the related Corridor Contract Termination Date, amounts received in respect of the Corridor Contracts for such Distribution Date will be deposited in the Carryover Reserve Fund to be distributed to each applicable Class of Certificates (other than the Class A-R Certificates and Class P Certificates) pursuant to Section 4.04(e)(iv); provided, however, that if the Corridor Contracts are subject to early termination, early termination payments shall be held by the Trustee until the related Corridor Contract Termination Date and deposited in the

Carryover Reserve Fund, as necessary, to pay any Net Rate Carryover as provided in Section 3.19.

         (c) Upon the earlier of (a) the exercise of the Optional Termination by the Master Servicer pursuant to Section 9.01 and (b) the Class P Principal Distribution Date, all funds on deposit in the Class P Distribution Account shall be distributed the Class P Certificates.

         (d) On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Loan Group shall be allocated by the Trustee from the Distribution Account in the following order of priority until such Principal Distribution Amount has been fully distributed:

                  (i) with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event is in effect:

                           (A) concurrently, (i) from the Principal Distribution
                  Amount for Loan Group 1, sequentially to the Class A-R Certificates and Class 1-A Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero and (ii) from the Principal Distribution Amount for Loan Group 2, to the Class 2-A Certificates, until the Certificate Principal Balance thereof is reduced to zero; provided, however that (x) after the Certificate Principal Balance of the Class 1-A Certificates has been reduced to zero, the Principal Distribution Amount from both Loan Groups will be applied to the Class 2-A Certificates until the Certificate Principal Balance thereof is reduced to zero and
                  (y) after the Certificate Principal Balance of the Class 2-A Certificates has been reduced to zero, the Principal Distribution Amount from both Loan Groups will be applied to the Class 1-A Certificates, until the Certificate Principal Balance of each such Class is reduced to zero;

                           (B) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (C) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (D) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-3 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (E) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (F) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-5 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (G) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (H) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-7 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (I) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-8 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (J) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class B Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

                           (K) any remainder, as part of the Excess Cashflow.

                  (ii) (ii) with respect to each Distribution Date on and after the Stepdown Date and as to which a Trigger Event is not in effect:

                           (A) concurrently, (i) the Class 1-A Principal
                  Distribution Amount shall be distributed to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero and (ii) the Class 2-A Principal Distribution Amount shall be distributed to the Class 2-A Certificates until the Certificate Principal Balance thereof Class is reduced to zero; provided, however that (x) after the Certificate Principal Balance of the Class 1-A Certificates has been reduced to zero, the remaining Class 1-A Principal Distribution Amount will be applied to the Class 2-A Certificates, up to the amount of the Class 2-A Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof is reduced to zero and
                  (y) after the Certificate Principal Balance of the Class 2-A Certificates has been reduced to zero, the Class 2-A Principal Distribution Amount will be applied to the Class 1-A Certificates, up to the amount of the Class 1-A Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof is reduced to zero;

                           (B) to the Class M-1 Certificates, the Class M-1
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (C) to the Class M-2 Certificates, the Class M-2
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (D) to the Class M-3 Certificates, the Class M-3
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; (E) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (F) to the Class M-5 Certificates, the Class M-5
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (G) to the Class M-6 Certificates, the Class M-6
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (H) to the Class M-7 Certificates, the Class M-7
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (I) to the Class M-8 Certificates, the Class M-8
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           (J) to the Class B Certificates, the Class B
                  Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                           (K) any remainder, as part of the Excess Cashflow.

         (e) With respect to any Distribution Date, any Excess Cashflow and Corridor Contract Payment Amount will be paid to the classes of Certificates after payment of any Seller Shortfall Interest Requirement, if any, as follows:

                  (i) from Excess Cashflow from both Loan Groups, to the holders of the Class or Classes of Offered Certificates (other than the Class A-R Certificates) then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount pursuant to Section 4.04(d) above;

                  (ii) from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such Class or Classes;

                  (iii) from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amounts for such Class or Classes;

                  (iv) (a) from the Class 1-A Corridor Contract Payment Amount, to the Class 1-A Certificates, until the related Net Rate Carryover is reduced to zero, (b) from the Class 2-A Corridor Contract Payment Amount, to the Class 2-A Certificates, until the Net Rate Carryover is reduced to zero and (c) from the Subordinated Corridor Contract Payment Amount, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any related Net Rate Carryover for each such class; provided that any Subordinated Corridor Contract Payment Amount remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of these Certificates will be distributed to each such class of Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero;

                  (v) from any remaining Excess Cashflow from both Loan Groups and any remaining Corridor Contract Payment Amounts as provided in clause (iv) above, to the Class 1-A, Class 2-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining Net Rate Carryover for each such class; provided that any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of these Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero;

                  (vi) from any remaining Excess Cashflow from both Loan Groups, to the Class C Certificates, (x) the Current Interest for such Class and (y) any remaining Excess Cashflow shall be paid to the Class C Certificates;

                  (vii) from any remaining Excess Cashflow from both Loan Groups and any remaining Corridor Contract Payment Amounts, if (x) the applicable Corridor Contracts have not been terminated or (y) on any Distribution Date on or after the applicable Corridor Contract Termination Date, to the Class C Certificates; and

                  (viii) any remaining Excess Cashflow from both Loan Groups, to the Class A-R Certificates.

         (f) On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.20) shall be distributed to the Class P Certificates.

         (g) To the extent that a Class of Certificates (other than the Class A-IO, Class A-R, Class C and Class P Certificates) receives interest in excess of the Net Rate Cap, such interest shall be treated as having been paid to the Carryover Reserve Fund and then paid by the Carryover Reserve Fund to such Certificateholders.

         (h) [reserved]

         (i) On each Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount to reduce the Certificate Principal Balances of the Subordinate Certificates in the following order of priority:

                  (i) to the Class B Certificates until the Class B Certificate Principal Balance is reduced to zero;

                  (ii) to the Class M-8 Certificates until the Class M-8 Certificate Principal Balance is reduced to zero;

                  (iii) to the Class M-7 Certificates until the Class M-7 Certificate Principal Balance is reduced to zero;

                  (iv) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

                  (v) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

                  (vi) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

                  (vii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

                  (viii) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                  (ix) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

         (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         On or before 5:00 p.m. Pacific time on the fifth Business Day following each Determination Date (but in no event later than 5:00 p.m. Pacific time on the third Business Day before the related Distribution Date), the Master Servicer shall deliver a report to the Trustee in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information as agreed to by the Master Servicer and the Trustee such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report"). The Trustee shall not be responsible to recompute, recalculate or verify information provided to it by the Master Servicer and shall be permitted to conclusively rely on any information provided to it by the Master Servicer.

         Section 4.05 Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Holder of a Class of Certificates of the Trust Fund, the Master Servicer, the Seller and the Depositor a statement setting forth for the Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest;

                  (iii) any Interest Carry Forward Amount for each Class;

                  (iv) the Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (v) the aggregate of the Stated Principal Balances of the Mortgage Loans for the Mortgage Pool and each Loan Group;

                  (vi) the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

                  (vii) the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

                  (viii) the Seller Shortfall Interest Requirement (if any) for the related Master Servicer Advance Date;

                  (ix) the amount of Advances for each Loan Group included in the distribution on such Distribution Date;

                  (x) the cumulative amount of Applied Realized Loss Amounts to date;

                  (xi) [reserved];

                  (xii) the number and aggregate principal amounts of Mortgage Loans in each Loan Group: (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xiii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month in each Loan Group, the loan number and Stated Principal Balance of such Mortgage Loan;

                  (xiv) and the aggregate Stated Principal Balances of any Mortgage Loans converted to REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

                  (xv) the aggregate Stated Principal Balances of all Liquidated Loans;

                  (xvi) with respect to any Liquidated Loan in each Loan Group, the loan number and Stated Principal Balance relating thereto;

                  (xvii) whether a Trigger Event is in effect;

                  (xviii) any Net Rate Carryover paid on each Class of Certificates (other than the Class A-IO, Class A-R, Class C and Class P Certificates) and any remaining Net Rate Carryover remaining on each Class of Certificates (other than the Class A-IO, Class A-R, Class C and Class P Certificates) on such Distribution Date;

                  (xix) the amount of Prepayment Charges collected or waived by the Master Servicer;

                  (xx) with respect to the August 2004 Distribution Date, (A) the amount on deposit in the Pre-Funding Account (if any) on the related

         Determination Date and (B) the aggregate Stated Principal Balances of the Subsequent Mortgage Loans for Subsequent Transfer Dates occurring during the related Due Period;

                  (xxi) with respect to the September 2004 Distribution Date,
         (A) the remaining amounts in Pre-Funding Account (if any) at the end of the Funding Period that are included in the Principal Distribution Amount and (B) the aggregate Stated Principal Balances of the Subsequent Mortgage Loans for Subsequent Transfer Dates occurring during the related Due Period; and

                  (xxii) the amount, if any, due and the amount received under the Corridor Contracts for such Distribution Date.

         (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee will send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency. The Trustee may make the above information available to Certificateholders via the Trustee's website at http://www.mbsreporting.com.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section
4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class A-R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class A-R Certificates with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each related Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each related Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the related REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the related REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the related REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.11.

         Section 4.06 [Reserved]

         Section 4.07 [Reserved]

         Section 4.08 Carryover Reserve Fund.

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Carryover Reserve Fund. The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

         (b) The Trustee shall make withdrawals from the Carryover Reserve Fund to make distributions of amounts payable from each Corridor Contract to the related Certificates pursuant to paragraphs (b), (c) and (e) of Section 4.04 hereof. Any amounts remaining after the distributions required pursuant to preceding sentence shall be distributed to the Class C Certificates; provided, however, that if the Corridor Contracts are subject to early termination, early termination payments received on such Corridor Contracts will be held by the Trustee until the related Corridor Contract Termination Date and deposited in the Carryover Reserve Fund as necessary to cover any Net Rate Carryover on the Certificates entitled thereto on future Distribution Dates.

         (c) Funds in the Carryover Reserve Fund may be invested in Permitted Investments. Any earnings on such amounts shall be payable to the Class C Certificates.

The Class C Certificates shall evidence ownership of the Carryover Reserve Fund for federal tax purposes and the Holders thereof evidencing not less than 50% of the Voting Rights of such Class shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Carryover Reserve Fund shall be invested by the Trustee in The Bank of New York cash reserves.

         (d) Upon termination of the Trust Fund, any amounts remaining in the Carryover Reserve Fund shall be distributed to the Holders of the Class C Certificates in the same manner as if distributed pursuant to Section 4.04(f) hereof.

         Section 4.09 Distributions on the REMIC I Regular Interests.

                  (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of the Class R-I Interest), as the case may be:

                  With respect to the Group 1 Mortgage Loans:
                  ------------------------------------------

                  (1)(i) to the Holders of REMIC I Regular Interest LT-1, REMIC I Regular Interest LT-1PF and REMIC I Regular Interest LTP in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC I Regular Interest LT-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (2) to the Holders of REMIC I Regular Interest LT-1 and REMIC I Regular Interest LT-1PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest LT-1,
                  until the Uncertificated Principal Balance of REMIC I Regular Interest LT-1 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest
                  LT-1PF, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-1PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-I Interest).

                  With respect to the Group II Mortgage Loans:
                  -------------------------------------------

                  (1) to the Holders of REMIC I Regular Interest LT-2 and REMIC I Regular Interest LT-2PF in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (2) to the Holders of REMIC I Regular Interest LT-2 and REMIC I Regular Interest LT-2PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest LT-2,
                  until the Uncertificated Principal Balance of REMIC I Regular Interest LT-2 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest
                  LT-2PF, until the Uncertificated Principal Balance of REMIC I Regular Interest LT-2PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-I Interest).

                  (b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class AR Certificates (in respect of the Class R-II Interest), as the case may be:

                  first, to the Holders of REMIC II Regular Interest LT-IO1 and REMIC II Regular Interest LT-IO2, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest LT-1, REMIC II Regular Interest LT-2, and REMIC II Regular Interest LT-P, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                           (2) to the Holders of the REMIC II Regular Interest
II-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (3) on each Distribution Date, the remainder of the
Available Funds for such Distribution Date after the distributions made pursuant to clause (1) and clause (2) above, first, to the Holders of REMIC II Regular Interest LT-1 and REMIC II Regular Interest L-T2, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero, and second, to the Holders of REMIC II Regular

Interest LT-IO1 and REMIC II Regular Interest LT-IO2, until the Uncertificated Principal Balance of each such REMIC II Regular Interest is reduced to zero; and

                           (4) to the Holders of the Class R Certificates (in
respect of the Class R-II Interest), any amounts remaining after the distributions pursuant to clauses (1) through (3) above.

                  (c) (1)(A) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class AR Certificates (in respect of the Class R-III Interest), as the case may be:

                  (i) first, (a) to the Holders of REMIC III Regular Interest LT-IO1 and REMIC III Regular Interest LT-IO2 , in an amount equal to
         (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, then, to Holders of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8, REMIC III Regular Interest LT-B, REMIC III Regular Interest LT-ZZ and REMIC III Regular Interest LT-P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC III Regular Interest LT-ZZ shall be reduced and deferred when the REMIC III Overcollateralized Amount is less than the REMIC III Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC III Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8 and REMIC III Regular Interest LT-B, in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC III Regular Interest LT-ZZ shall be increased by such amount; and

                  (2) to Holders of REMIC III Regular Interest LT-1SUB, REMIC III Regular Interest LT-1GRP, REMIC III Regular Interest LT-2SUB, REMIC III Regular Interest LT-2GRP and REMIC III Regular Interest LT-XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates

                  (b) second, to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (i) 98.00% of such remainder, to the Holders of REMIC III Regular Interest LT-AA and REMIC III Regular Interest LT-P, (other than amounts payable under clause (c) below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that REMIC III Regular Interest LT-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest LT-P, until $100 has been distributed pursuant to this clause;

                  (b) 2.00% of such remainder, first, to the Holders of REMIC III Regular Interest LT-1A, REMIC III Regular Interest LT-2A, REMIC III Regular Interest LT-M1, REMIC III Regular Interest LT-M2, REMIC III Regular Interest LT-M3, REMIC III Regular Interest LT-M4, REMIC III Regular Interest LT-M5, REMIC III Regular Interest LT-M6, REMIC III Regular Interest LT-M7, REMIC III Regular Interest LT-M8 and REMIC III Regular Interest LT-B, 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC III Regular Interests are reduced to zero and second, to the Holders of REMIC III Regular Interest LT-ZZ, 1.00% of such remainder (other than amounts payable under clause (d) below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero; then

                  (c) any remaining amount to the Holders of the Class AR Certificates (in respect of the Class R-III Interest); and

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC III Regular Interest LT-AA and REMIC III Regular Interest LT-P, in that order and (ii) REMIC III Regular Interest LT-ZZ, respectively; provided that REMIC III Regular Interest LT-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest LT-P, until $100 has been distributed pursuant to this clause.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC III to the Holders of REMIC III Regular Interest LT-P. The payment of the foregoing amounts to the Holders of REMIC III Regular Interest LT-P shall not reduce the Uncertificated Principal Balance thereof.

                  (ii) third, to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (a) Distributions of principal shall be deemed to be made to the REMIC III Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Group over (y) the Certificate Principal Balance of the Class A Certificate in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC III Regular Interest LT-XX.

                  (b) Notwithstanding the distributions described in this
         Section 4.09, distribution of funds shall be made only in accordance with Section 4.04.

         ALLOCATION OF REALIZED LOSSES ON THE REMIC II REGULAR INTERESTS.

         All Realized Losses on the Group 1 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC I Regular Interest LT-1 and REMIC I Regular Interest LT-1PF until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first Distribution Date, all Realized Losses on the Initial Group 1 Mortgage Loans shall be allocated to REMIC I Regular Interest LT-1 until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group 1 Mortgage Loans shall be allocated to REMIC I Regular Interest LT-1PF until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the Group 2 Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC I Regular Interest LT-2 and REMIC I Regular Interest LT-2PF until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first Distribution Date, all Realized Losses on the Initial Group 2 Mortgage Loans shall be allocated to REMIC I Regular Interest LT-2 until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Group 2 Mortgage Loans shall be allocated to REMIC I Regular Interest LT-2PF until the Uncertificated Principal Balance thereof has been reduced to zero.

         All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC II Regular Interest LT-1 and REMIC II Regular Interest LT-2, until the Uncertificated Principal Balance of each such REMIC II Regular Interest has been reduced to zero and then to REMIC II Regular Interest LT-IO1 and REMIC II Regular Interest LT-IO2, , until the Uncertificated Principal Balances have been reduced to zero.

         The REMIC III Marker Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC III Regular Interest LT-AA and REMIC III Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC III Regular Interest LT-AA and REMIC III Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-B and REMIC III Regular Interest LT-ZZ, 98%, 1.00% and 1%, respectively, until the Uncertificated Principal Balances of REMIC III Regular Interest LT-B has been reduced to zero; fourth to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M8 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M8 has been reduced to zero; fifth to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M7 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M7 has been reduced to zero; sixth to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M6 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M6 has been reduced to zero; seventh to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M5 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M5 has been reduced to zero; eighth to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M4 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M4 has been reduced to zero; ninth to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M3 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M2 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M2 has been reduced to zero and eleventh, to the Uncertificated Principal Balances of REMIC III Regular Interest LT-AA, REMIC III Regular Interest LT-M1 and REMIC III Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LT-M1 has been reduced to zero.

         The REMIC III Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Group over (y) the Certificate Principal Balance of the Senior Certificate in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC III Regular Interest LT-XX.

         Section 4.10 The Class P Certificates.

         On the Closing Date, $100 shall be deposited into the Class P Distribution Account and shall be held in trust for the benefit of the Class P Certificateholders for payment pursuant to Section 4.04 upon the earlier of (a) the exercise of the Optional Termination by the Master Servicer pursuant to
Section 9.01 and (b) the Class P Principal Distribution Date. Such funds may not be invested.

         Section 4.11 Excess Net WAC Rate Reserve Fund

         The Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Excess Net WAC Rate Reserve Fund. The Excess Net WAC Rate Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

         On each Distribution Date as to which there is an Excess Pool Net WAC Amount payable on the Class 1-A, Class 2-A or Subordinate Certificates, the Trustee has been directed by the holders of such Certificates to, and therefore shall, deposit into the Excess Net WAC Reserve Fund, the Excess Pool Net WAC Amount, rather than distributing such amounts to the Class A-IO Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the applicable Class 1-A, Class 2-A or Subordinate Certificates, and shall distribute such amounts to the Holders of the applicable Class 1-A, Class 2-A or Subordinate Certificates to the extent of the Excess Pool Net WAC Amount.

         For federal and state income tax purposes, the Class A-IO Certificateholders will be deemed to be the owners of the Excess Net WAC Reserve Fund The Excess Net WAC Rate Reserve Fund shall be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class 1-A, Class 2-A or Subordinate Certificates of Excess Group Net WAC Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         By accepting a Class A-IO Certificate, such Certificateholders hereby agree to direct the Trustee, and the Trustee hereby is directed, to deposit into the Excess Net WAC Rate Reserve Fund the amounts described above on each Distribution Date as to which there is any Excess Pool Net WAC Amount rather than distributing such amounts to the Class A-IO Certificateholders. By accepting a Class A-IO Certificate, each such Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         Amounts on deposit in the Excess Net WAC Rate Reserve fund will remain uninvested.

         For federal tax return and information reporting, the right of the Class 1-A, Class 2-A or Subordinate Certificateholders to receive payments from the Excess Net WAC Rate Reserve Fund in respect of any Excess Pool Net WAC Amount shall be assigned a value of zero.

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01 The Certificates.

         The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-8, B, C and D. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof and aggregate dollar denominations as set forth in the following table:


                                                          Integral Multiples in      Original Certificate
           Class               Minimum Denomination         Excess of Minimum          Principal Balance
           -----               --------------------         -----------------          -----------------
1-A                                 $    20,000                $     1,000             $ 350,700,000.00
2-A                                 $    20,000                $     1,000             $ 108,550,000.00
A-IO                                $    20,000                $     1,000             $ 350,000,000.00(1)
A-R                                 $    99.95(2)                      N/A             $         100.00
M-1                                 $    20,000                $     1,000             $  17,600,000.00
M-2                                 $    20,000                $     1,000             $  17,325,000.00
M-3                                 $    20,000                $     1,000             $   9,900,000.00
M-4                                 $    20,000                $     1,000             $   9,900,000.00
M-5                                 $    20,000                $     1,000             $   8,800,000.00
M-6                                 $    20,000                $     1,000             $   7,700,000.00
M-7                                 $    20,000                $     1,000             $   7,975,000.00
M-8                                 $    20,000                $     1,000             $   6,050,000.00
B                                   $    20,000                $     1,000             $   5,500,000.00
C                                       20%                        1%                  $           0.00
P                                       20%                        1%                  $         100.00

(1) Notional Amount.

(1) The Tax Matters Person Certificate may be issued in a denomination of $0.05.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         Section 5.02 Certificate Register; Registration of Transfer and
                      Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the Certificateholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA-Restricted Certificate or a Subordinate Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate that is a Definitive Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Class A-R Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of the Subordinate Certificates, a representation from the transferee of such Certificates that (A) it has acquired and is holding such Certificate in reliance on the Underwriters' Exemption and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Certificate must be rated, at the time of purchase, not less than "BBB-" or its equivalent by one of the Rating Agencies or (B) the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the conditions of Sections I and III of PTCE 95-60 have been satisfied or (iii) in the case of the Class C Certificates or the Class P Certificates if such Certificates have been offered in a placement or underwriting which meets the requirements of the Underwriter's Exemption, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in or "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and the conditions of Sections I and III of PTCE 95-60 have been satisfied, or in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an opinion of counsel satisfactory to the Trustee, for the benefit of the Trustee, the Seller, the Depositor and the Master Servicer, and on which they may rely, which opinion of counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA-Restricted Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Depositor, the Seller, the Master Servicer or Trustee to any obligation, or liability (including liabilities or obligations under ERISA or Section 4975 of the Code) in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Book-Entry Certificate or a Class A-R Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of such ERISA-Restricted Certificate. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate or a Subordinate Certificate to or on behalf of an employee benefit plan subject to ERISA or the Code other than as described above shall be void and of no effect. Any purported beneficial owner whose acquisition or holding of the Certificate or interest therein was effected in violation of the conditions described in this paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Seller, any Subservicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of Transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, in addition to the representation letters required to be delivered to the Trustee under subparagraph

         (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Class A-R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all representation letters and opinions referred to above in this Section 5.02 in connection with any Transfers shall be at the expense of the parties to such Transfers.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         Section 5.04 Persons Deemed Owners.

         The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

         Section 5.05 Access to List of Certificateholders' Names and Addresses.

         If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders and/or

Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders and/or Certificate Owners propose to transmit or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders and/or Certificate Owners at such recipients' expense the most recent list of the Certificateholders and/or Certificate Owners of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 5.06 Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 5.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Seller, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

         (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         Section 5.07 Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 5.08 Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, or (b) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         Section 5.09 Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust MBS Administration, as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER

         Section 6.01 Respective Liabilities of the Depositor, the Master
                      Servicer and the Seller.

         The Depositor, the Master Servicer and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.02 Merger or Consolidation of the Depositor, the Master
                      Servicer or the Seller.

         Each of the Depositor and the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Depositor, the Master Servicer or the Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Seller shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Seller, shall be the successor of the Depositor, the Master Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

         Section 6.03 Limitation on Liability of the Depositor, the Seller, the
                      Master Servicer and Others.

         None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Depositor, the Seller or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.08 hereof.

         Section 6.04 Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

         Section 6.05 Errors and Omissions Insurance; Fidelity Bonds.

         The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the

Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                  ARTICLE VII

                     DEFAULT; TERMINATION OF MASTER SERVICER

         Section 7.01 Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

         (i) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the Seller or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

         (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer;

         (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) the Master Servicer shall fail to reimburse in full the Trustee not later than 6:00 P.M., New York time on the Business Day following the related Distribution Date for any Advance made by the Trustee pursuant to
Section 4.01(b) together with accrued and unpaid interest.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall, but only at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default.

         Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Section 7.02 Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor Master Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Master Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

         In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         Section 7.03 Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01 Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent provided in this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

         (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

         (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance;

         (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

         (vi) without in any way limiting the provisions of this Section 8.01 or
Section 8.02 hereof, the Trustee shall be entitled to rely conclusively on the information delivered to it by the Master Servicer in a Trustee Advance Notice in determining whether or not it is required to make an Advance under Section 4.01(b), shall have no responsibility to ascertain or confirm any information contained in any Trustee Advance Notice, and shall have no obligation to make any Advance under Section 4.01(b) in the absence of a Trustee Advance Notice or actual knowledge of a Responsible Officer of the Trustee that (A) such Advance was not made by the Master Servicer and (B) that such Advance is not a Nonrecoverable Advance.

         Section 8.02 Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                  (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than in its commercial capacity as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         Section 8.03 Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

         Section 8.04 Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.05 Master Servicer to Pay Trustee's Fees and Expenses.

         The Master Servicer covenants and agrees to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and (B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense
(i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         Section 8.06 Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller and the

Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         Section 8.07 Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the Master Servicer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section
8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         Section 8.08 Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.09 Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11 Tax Matters.

         It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each of REMIC I, REMIC II and REMIC III will qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) make or cause to be made elections, on behalf of each REMIC created hereunder to be treated as a REMIC on the federal tax return of each such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class A-R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each REMIC created hereunder, including but not limited to the income, expenses, assets and liabilities of each such REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of any REMIC created hereunder in relation to any tax matter involving any such REMIC.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors, omissions or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon the Trust Fund pursuant to Sections 23153 and 24872 of the California Revenue and Taxation Code if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) (x) the Master Servicer, in the case of any such minimum tax, and (y) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts otherwise to be distributed to the Class A-R Certificateholders , and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class B Certificates (pro rata), second, to the Class M-8 Certificates (pro rata), third, to the Class M-7 Certificates (pro rata), fourth, to the Class M-6 Certificates (pro rata), fifth, to the Class M-5 Certificates (pro rata), sixth, to the Class M-4 Certificates (pro rata), seventh, to the Class M-3 Certificates (pro rata), eighth, to the Class M-2 Certificates (pro rata), ninth, to the Class M-1 Certificates (pro rata), and tenth, to the Class 1-A Certificates and Class 2-A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class A-R Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class A-R Certificates (and, if necessary, second, from the Holders of the all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         The Trustee shall treat the rights of the Class 1-A, Class 2-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificateholders to receive payments from the Carryover Reserve Fund as rights in the three interest rate cap contracts written by the Corridor Contract Counterparty with respect to the Net Rate Carryover funded by the Corridor Contracts and Excess Cashflow, in favor of the Certificateholders (other than the Holders of the Class A-IO, Class A-R, Class C and Class P Certificates). Thus, each Certificate (other than the Class A-IO, Class A-R, Class C and Class P Certificates) shall be treated as representing ownership of not only REMIC II Regular Interests, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the REMIC III Regular Interests, the Trustee shall assume that the Class 1-A Corridor Contract, the Class 2-A Corridor Contract and Subordinated Corridor Contract have values of $354,000.00, $108,000.00 and $230,000.00 respectively .

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 Termination upon Liquidation or Repurchase of all Mortgage
                      Loans.

         Subject to Section 9.03, the Trust Fund shall terminate and the obligations and responsibilities of the Depositor, the Master Servicer, the Seller and the Trustee created hereby shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Mortgage Rate less the Servicing Fee Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property and (iii) any remaining unpaid costs and damages incurred by the Trust Fund that arises out of a violation of any predatory or abusive lending law that also constitutes an actual breach of representation (xxxiv) of Section 2.03 hereof and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James', living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right to purchase all Mortgage Loans and REO Properties by the Master Servicer (the party exercising such purchase option, the "Terminator") pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of the Mortgage Loans at the time of any such repurchase, aggregating ten percent (10%) or less of the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date plus the Pre-Funded Amount on the Closing Date.

         Section 9.02 Final Distribution on the Certificates.

         If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 5 days prior to the date notice is to be mailed to the Certificateholders, such electing party shall notify the Depositor and the Trustee of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the related Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to related Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to the affected Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the related Certificates. Upon such final deposit and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the related Mortgage Loans.

         Upon presentation and surrender of the related Certificates, the Trustee shall cause to be distributed to Certificateholders of each affected Class the amounts allocable to such Certificates held in the Distribution Account (and, if applicable, the Carryover Reserve Fund) in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests. Notwithstanding the reduction of the Certificate Principal Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distribution (if any), to which it may be entitled pursuant to the terms of this Agreement and not for any other purpose)until the termination of the respective obligations and responsibilities of the Depositor, each Seller, the Master Servicer and the Trustee hereunder in accordance with Article IX.

         In the event that any affected Certificateholders shall not surrender related Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their related Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the Class A-R Certificates shall be entitled to all unclaimed funds and other assets that remain subject hereto.

         Section 9.03 Additional Termination Requirements.

         (a) In the event the Master Servicer exercises its purchase option on the Mortgage Loans, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section
9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (1) The Master Servicer shall establish a 90 day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F 1. The Master Servicer shall prepare a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

         (2) During such 90 day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

         (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class A-R Certificateholders all cash on hand (other than cash retained to meet claims) related to such Class of Certificates, and the Trust Fund shall terminate at that time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to specify the 90 day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

         (c) The Trustee as agent for each REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and, together with the holders of the Class A-R Certificates, agree to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.01 Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein or to give effect to the expectations of the investors if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the trust created by this Agreement may be made without the consent of Certificateholders representing not less than 51% of the Voting Rights of each Class of Certificates affected by such amendment.

         The Trustee, the Depositor, the Master Servicer and the Seller may also at any time and from time to time amend this Agreement, without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Seller and the Trustee and the Holders of each Class of Certificates adversely affected thereby evidencing not less than a majority Percentage Interest of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment pursuant to this paragraph shall
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66% or more of the Voting Rights of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

         Section 10.02 Recordation of Agreement; Counterparts.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.03 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 10.04 Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 10.05 Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.04 and 3.12; and

                  (v) The final payment to Certificateholders.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (i) Each report to Certificateholders described in Section
         4.05;

                  (ii) Each annual statement as to compliance described in
         Section 3.17; and

                  (iii) Each annual independent public accountants' servicing report described in Section 3.18.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when sent by facsimile transmission, first class mail or delivered to (i) in the case of the Depositor, CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Josh Adler, with a copy to the same address, Attention: Legal Department; (ii) in the case of the Seller, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Josh Adler, with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (iii) in the case of the Master Servicer, Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California 93065, Attention: Mark Wong or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (iv) in the case of the Trustee, The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: Corporate Trust MBS Administration, CWABS, Series 2004-ECC2, or such other address as the Trustee may hereafter furnish to the Depositor or the Master Servicer; and (v) in the case of the Rating Agencies, (x) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Attention: Mortgage Surveillance Group, 25 Broadway, 12th Floor, New York, New York 10004, and (y) Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, or such other address as may hereinafter be furnished to the Depositor in writing by Moody's. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 10.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.07 Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and the Depositor.

         Section 10.08 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.09 Inspection and Audit Rights.

         The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Seller or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Seller or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, the Seller or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

         Section 10.10 Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                           CWABS, INC.,
                                           as Depositor


                                           By: /s/ Ruben Avilez
                                              ---------------------------------
                                           Name:   Ruben Avilez
                                           Title:  Vice President


                                           COUNTRYWIDE HOME LOANS, INC.,
                                           as Seller


                                           By: /s/ Ruben Avilez
                                              ---------------------------------
                                           Name:   Michael Schloessmann
                                           Title:  Vice President


                                           COUNTRYWIDE HOME LOANS SERVICING LP,
                                           as Master Servicer


                                           By:      COUNTRYWIDE GP, INC.


                                           By: /s/ Ruben Avilez
                                              ---------------------------------
                                           Name:   Ruben Avilez
                                           Title:  Senior Vice President


                                           THE BANK OF NEW YORK,
                                           not in its individual capacity,
                                           but solely as Trustee


                                           By: /s/ Maria Tokarz
                                              ---------------------------------
                                           Name:   Maria Tokarz
                                           Title:  Assistant Treasurer

                                           THE BANK OF NEW YORK
                                           (solely with respect to its
                                           obligations under Section 4.01(b))


By:     /s/ Paul Connelly
    ---------------------------
Name:   Paul Connelly
Title:  Vice President

STATE OF CALIFORNIA        )
                           )        ss.:
COUNTY OF LOS ANGELES      )

         On this 29th day of July, 2004, before me, a notary public in and for said State, appeared Michael Schloessmann, personally known to me on the basis of satisfactory evidence to be a Vice President of Countrywide Home Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                __________________________
                                                       Notary Public


[Notarial Seal]

STATE OF CALIFORNIA        )
                           )        ss.:
COUNTY OF LOS ANGELES      )

         On this 29th day of July 2004, before me, a notary public in and for said State, appeared Ruben Avilez, personally known to me on the basis of satisfactory evidence to be a Senior Vice President of Countrywide GP, Inc., the general partner of Countrywide Home Loans Servicing LP, one of the organizations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                __________________________
                                                       Notary Public


[Notarial Seal]

STATE OF CALIFORNIA        )
                           )        ss.:
COUNTY OF LOS ANGELES      )

         On this 29th day of July, 2004, before me, a notary public in and for said State, appeared Ruben Avilez, personally known to me on the basis of satisfactory evidence to be a Vice President of CWABS, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                __________________________
                                                       Notary Public


[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

         On this 29th day of July, 2004, before me, a notary public in and for said State, appeared ____________________, personally known to me on the basis of satisfactory evidence to be a Vice President of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                __________________________
                                                       Notary Public

                                                                     Exhibit A-1


                           Exhibit A-1 is a photocopy
                         of the Class 1-A Certificate as
                                   delivered.

                [See appropriate documents delivered at closing]

                                                                     Exhibit A-2


                           Exhibit A-2 is a photocopy
                          of the Class 2-A Certificate
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                     Exhibit A-3


                           Exhibit A-3 is a photocopy
                          of the Class A-IO Certificate
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                     Exhibit A-4


                           Exhibit A-4 is a photocopy
                         of the Class M-1 Certificate as
                                   delivered.

                [See appropriate documents delivered at closing]

                                                                     Exhibit A-5



                           Exhibit A-5 is a photocopy
                          of the Class M-2 Certificates
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                     Exhibit A-6


                           Exhibit A-6 is a photocopy
                          of the Class M-3 Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                                     Exhibit A-7


                           Exhibit A-7 is a photocopy
                          of the Class M-4 Certificates
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                     Exhibit A-8


                           Exhibit A-8 is a photocopy
                          of the Class M-5 Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                                     Exhibit A-9


                           Exhibit A-9 is a photocopy
                          of the Class M-6 Certificates
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                    Exhibit A-10



                           Exhibit A-10 is a photocopy
                          of the Class M-7 Certificates
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                    Exhibit A-11


                           Exhibit A-11 is a photocopy
                          of the Class M-8 Certificates
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                                    Exhibit A-12


                           Exhibit A-12 is a photocopy
                           of the Class B Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                                       Exhibit B


                            Exhibit B is a photocopy
                           of the Class C Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                                       Exhibit C


                            Exhibit C is a photocopy
                           of the Class P Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                                     Exhibit D-1


                           Exhibit D-1 is a photocopy
                          of the Class A-R Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                                       Exhibit E


                            Exhibit E is a photocopy
                      of the Tax Matters Person Certificate
                                  as delivered.


                [See appropriate documents delivered at closing]

                                                             Exhibit F-1 and F-2


               Exhibit F-1 and F-2 are schedules of Mortgage Loans


         [Delivered to Trustee at closing and on file with the Trustee]








                                  F-1 and F-2

                                   EXHIBIT G-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Seller]

[Master Servicer]



      Re: Pooling and Servicing Agreement dated as of July 1, 2004 among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee, relating to the Asset-Backed Certificates, Series 2004-ECC2

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee (the "Trustee"), hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i), (ii), (iii) and (iv) of the definition or description of "Mortgage Loan Schedule" is correct.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.


                                      G-1-1

      Capitalized  words and  phrases  used  herein  shall  have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                     The Bank of New York,
                                       as Trustee


                                     By:
                                        --------------------------------------
                                         Name:
                                         Title:





                                      G-1-2

                                   EXHIBIT G-2

                    FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Seller]

[Master Servicer]



      Re: Pooling and Servicing Agreement dated as of July 1, 2004 among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee, relating to the Asset-Backed Certificates, Series 2004-ECC2

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as listed in the following paragraph, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached list of exceptions) the Trustee has received:

      (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

      (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage[, and in the case of each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

      (iii) in the case of each Mortgage Loan that is not a MERS Mortgage  Loan,
            a  duly  executed   assignment  of  the  Mortgage  to  "Asset-Backed
            Certificates, Series 2004-


                                      G-2-1

            ECC2, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2004, without recourse", or, in the case of each Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

      (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage
            [(noting  the  presence  of a MIN in the case of each MERS  Mortgage
            Loan)];

      (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

      (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

      In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage Loan, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

      Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi),
(viii),  (xi) and (xiv) of the  definition  of the "Mortgage  Loan  Schedule" in
Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loan identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.


                                      G-2-2

      Capitalized  words and  phrases  used  herein  shall  have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                     The Bank of New York,
                                          as Trustee


                                     By:
                                        --------------------------------------
                                         Name:
                                         Title:





                                      G-2-3

                                   EXHIBIT G-3



                      FORM OF DELAY DELIVERY CERTIFICATION

                                     [Date]

[Depositor]

[Seller]

[Master Servicer]

      Re: Pooling and Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee, relating to the Asset-Backed Certificates, Series 2004-ECC2

Gentlemen:

      Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with
Section 2.02 of the above-captioned Pooling and Servicing Agreement. The undersigned hereby certifies that as to each Delay Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any Mortgage Loan paid in full or listed on Schedule B attached hereto) the Trustee has received:

      (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

      (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-ECC2, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2004, without recourse", or, in the case of each Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates).


                                     G-3-1

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loan identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized  words and  phrases  used  herein  shall  have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.



                                     THE BANK OF NEW YORK,
                                     as Trustee


                                     By:
                                        --------------------------------------
                                         Name:
                                         Title:




                                      G-3-2

                                   EXHIBIT G-4

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                           (Subsequent Mortgage Loans)

                                     [Date]

[Depositor]

[Seller]

[Master Servicer]

      Re: Pooling and Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee, relating to the Asset-Backed Certificates, Series 2004-ECC2

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies hat, as to each Mortgage Loan listed in the Mortgage Loan Schedule other than any Mortgage Loan paid in full or listed in the attached ist of exceptions) the Co-Trustee has received:

      (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _________, without recourse", or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note; and

      (ii) a duly executed  assignment of the Mortgage in the form  permitted by
Section 2.01 of the Pooling and Servicing Agreement referred to above.

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.


      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage

File of any of the Mortgage  Loans  identified  on the Mortgage Loan Schedule or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized  words and  phrases  used  herein  shall  have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                     The Bank of New York,
                                          as Trustee


                                     By:
                                        --------------------------------------
                                         Name:
                                         Title:




                                      G-3-2

                                    EXHIBIT H


                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Master Servicer]

[Seller]


      Re: Pooling and Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee, relating to the Asset-Backed Certificates, Series 2004-ECC2

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) the Trustee has received:

      (i) the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

      (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

      (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-ECC2,

CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2004, without recourse", or, in the case of each Mortgage Loan with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

      (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each MERS Mortgage Loan)];

      (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

      (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

      If the public recording office in which a Mortgage or assignment thereof is recorded has retained the original of such Mortgage or assignment, the Trustee has received, in lieu thereof, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office.

      Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi),
(viii),  (xiii) and (xiv) of the  definition of the "Mortgage  Loan Schedule" in
Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized  words and  phrases  used  herein  shall  have the  respective
meanings  assigned  to  them  in  the  above-captioned   Pooling  and  Servicing
Agreement.

                                     The Bank of New York,
                                          as Trustee


                                     By:
                                        --------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT I

                               TRANSFER AFFIDAVIT



STATE OF                     )
                             )    ss.:
COUNTY OF                    )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of __________, the proposed transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Agreement"), by and among CWABS, Inc., as depositor (the "Depositor"), Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The transferee has authorized the undersigned to make this affidavit on behalf of the transferee.

      2. Either (a) the transferee is not an employee benefit plan that is subject to Section 406 of ERISA or to section 4975 of the Internal Revenue Code of 1986, nor is it acting on behalf of or with plan assets of any such plan, or
(b) the transferee has provided the opinion of counsel specified in Section 5.02(b) of the Agreement. The transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The transferee is acquiring its Ownership Interest in the Certificate for its own account.

      3. The transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent transferee furnished to such Person an affidavit that such subsequent transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the transferee contemplated hereby null and void.

      6. The transferee agrees to require a Transfer Affidavit from any Person to whom the transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the transferee is acting as nominee, trustee or agent, and the transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred  to  any  Person  that  the  transferee  knows  is  not a  Permitted
Transferee. In connection with any such Transfer by the transferee, the transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

      7. The transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificates.

      8. The transferee's taxpayer identification number is __________________.

      9. The transferee is a U.S. Person as defined in Code section 7701(a)(30).

      10. The transferee is aware that the Class A-R Certificates may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and the transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

      11. The transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class A-R Certificates to permit the Transferor to assess the financial capability of the transferee to pay such taxes.

                                      * * *

      IN WITNESS WHEREOF, the transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __th day of _______, 20__.


                                     [NAME OF TRANSFEREE]


                                     By:
                                        --------------------------------------
                                         Name:
                                         Title:



[Corporate Seal]

ATTEST:


-------------------------
[Assistant] Secretary

      Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________________ of the transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the transferee.

      Subscribed and sworn before me this __th day of _______, 20__.




                                           -----------------------------
                                                   NOTARY PUBLIC

                                           My Commission expires the ___ day of
                                           ___________________, 20__.

                                                                       EXHIBIT 1



                               Certain Definitions

      "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in Section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

      "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Section 5.02(c) of the Agreement

      (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, in addition to the representation letters required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

            (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

      The restrictions on Transfers of a Class A-R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                   EXHIBIT J-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
                             CLASS A-R CERTIFICATES

                                                                Date:

CWABS, Inc.,
   as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
   as Trustee
101 Barclay Street
New York, New York 10286

            Re:   CWABS, Inc. Asset-Backed
                  Certificates, Series 2004-ECC2

Ladies and Gentlemen:

In connection with our disposition of the Class A-R Certificates, we certify that we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.

                                        Very truly yours,


                                        ----------------------------------
                                        Name of Transferor

                                        By:
                                           -------------------------------
                                            Name:
                                            Title:



                                      J-1-1

                                   EXHIBIT J-2

                       FORM OF TRANSFEROR CERTIFICATE FOR
                              PRIVATE CERTIFICATES

                                                           Date:

CWABS, Inc.,
    as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
    as Trustee
101 Barclay Street
New York, New York 10286

            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2004-ECC2, Class [  ]

Ladies and Gentlemen:

      In connection with our disposition of the above-captioned Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee.


                                        Very truly yours,


                                        ----------------------------------
                                        Name of Transferor

                                        By:
                                           -------------------------------
                                            Name:
                                            Title:



                                      J-2-1

                                    EXHIBIT K


                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                                               Date:

CWABS, Inc.,
    as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
    as Trustee
101 Barclay Street
New York, New York 10286

            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2004-ECC2, Class [  ]

Ladies and Gentlemen:

      In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) the transferee has provided the opinion of counsel specified in Section 5.02(b) of the Pooling and Servicing Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

      All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee.

                                         Very truly yours,


                                         ----------------------------------
                                         Name of Transferee

                                         By:
                                            -------------------------------
                                              Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

                                                              Date:

CWABS, Inc.,
    as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
    as Trustee
101 Barclay Street
New York, New York 10286

            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2004-ECC2, Class [  ]

Ladies and Gentlemen:

      In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) the transferee has provided the opinion of counsel specified in Section 5.02(b) of the Pooling and Servicing Agreement, (e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the

Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

      All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of July 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee.

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

      ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

      ___   Small  Business  Investment  Company.  Buyer  is  a  small  business
            investment   company   licensed   by   the   U.S.   Small   Business
            Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction.

However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                             -----------------------------------
                                                     Print Name of Buyer


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Date:
                                                  ------------------------------

                                                            ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

      ___ The Buyer owned $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           -----------------------------------
                                             Print Name of Buyer or Adviser


                                           By:--------------------------------
                                           Name:
                                           Title:


                                           IF AN ADVISER:


                                           ------------------------------------
                                                    Print Name of Buyer


                                           Date:-------------------------------

                                    EXHIBIT M

                               REQUEST FOR RELEASE
                                  (for Trustee)

Loan Information
         Name of Mortgagor:
                                           -------------------------------------
         Master Servicer
         Loan No.:
                                           -------------------------------------
Trustee
         Name:
                                           -------------------------------------
         Address:
                                           -------------------------------------
         Trustee
         Mortgage File No.:
                                           -------------------------------------


      The undersigned Master Servicer hereby acknowledges that it has received from _______________________________________, as Trustee for the Holders of
Asset-Backed Certificates, Series 2004-ECC2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and the Trustee.

( ) Mortgage Note dated ___________, ____, in the original principal sum of $________, made by __________________, payable to, or endorsed to the order of, the Trustee.

(  )  Mortgage recorded on _________________ as instrument no.  ________________
      in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image ____________.

(  )  Deed  of  Trust   recorded  on   _________________   as   instrument   no.
      ________________  in  the  County  Recorder's  Office  of  the  County  of
      ________________,    State   of   _______________   in    book/reel/docket
      _______________ of official records at page/image ___________.

(  )  Assignment  of  Mortgage  or Deed of Trust  to the  Trustee,  recorded  on
      _________________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _______________ in book/reel/docket _______________ of official records at page/image
      _____________.

(  )  Other   documents,   including  any   amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

(  )  __________________________________

(  )  __________________________________

(  )  __________________________________

(  )  __________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trust Fund, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Fund, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                        [Master Servicer]

                                        By  _______________________________

                                        Its _______________________________

Date: _________________, ____

                                    EXHIBIT N

                               REQUEST FOR RELEASE
             [Mortgage Loans Paid in Full, Repurchased or Replaced]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                           ASSET-BACKED CERTIFICATES,
                                Series 2004-ECC2



__________________________________________  HEREBY  CERTIFIES  THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

[ALL PAYMENTS OF PRINCIPAL AND INTEREST HAVE BEEN MADE.] [THE [PURCHASE PRICE] [MORTGAGE LOAN REPURCHASE PRICE] FOR SUCH MORTGAGE LOANS HAS BEEN PAID.] [THE
MORTGAGE LOANS HAVE BEEN LIQUIDATED AND THE RELATED [INSURANCE PROCEEDS] [LIQUIDATION PROCEEDS] HAVE BEEN DEPOSITED PURSUANT TO SECTION 3.13 OF THE
POOLING AND SERVICING AGREEMENT.] [A REPLACEMENT MORTGAGE LOAN HAS BEEN DELIVERED TO THE TRUSTEE IN THE MANNER AND OTHERWISE IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SECTIONS 2.02 AND 2.03 OF THE POOLING AND SERVICING AGREEMENT.]

LOAN NUMBER:_______________                 BORROWER'S NAME:_____________

COUNTY:____________________

[For Substitution or Repurchase Only: The Master Servicer certifies that [an] [no] opinion is required by Section 2.05 [and is attached hereto].]

I HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, THAT ARE REQUIRED TO BE DEPOSITED IN THE CERTIFICATE ACCOUNT PURSUANT TO SECTION
3.05 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

____________      _____________________              DATED:____________

/ /      VICE PRESIDENT

/ /      ASSISTANT VICE PRESIDENT

                                                                       Exhibit O


                            Exhibit O is a photocopy
                           of the Depository Agreement
                                  as delivered.


                [see appropriate documents delivered at closing]

                                    EXHIBIT P

                       FORM OF MORTGAGE NOTE AND MORTGAGE


                             [Provide Upon Request]

                                    EXHIBIT Q

                     [FORM OF SUBSEQUENT TRANSFER AGREEMENT]

      SUBSEQUENT TRANSFER AGREEMENT, dated as of ____________, 2004 (this "Subsequent Transfer Agreement"), among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below ( the "Seller") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee");

      WHEREAS, the Depositor, the Seller, the Trustee and CHL, as Master Servicer, have entered in the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), relating to the CWABS, Inc. Asset-Backed Certificates, Series 2004-ECC2 (capitalized terms not otherwise defined herein are used as defined in the Pooling and Servicing Agreement);

      WHEREAS, Section 2.01(b) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

      (a) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be ________ __, 2004.

      (b) The "Subsequent Transfer Date Aggregate Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $_______________; provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

      (c) [Reserved]

      (d) [Reserved]

      (e) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall be determined by the Seller as follows.

            (i) The Seller shall list all funded mortgage loans then owned by it eligible for inclusion in the Trust Fund that qualify for inclusion in the Trust Fund by the date on which they were funded, and for each date, the Mortgagors shall be listed alphabetically.

      Beginning with the earliest date, sequentially by date and within a date alphabetically, the listed loans shall be transferred to the Trust Fund until either their aggregate Stated Principal Balance is as close as possible or to equal to the Subsequent Transfer Date Aggregate Purchase

Amount without exceeding it or all of the listed loans have been transferred. No fixed rate mortgage loan that would be a Credit Comeback Loan is eligible for conveyance to the Trust Fund on a Subsequent Transfer Date occurring after ____, 2004.

      Once the potential Subsequent Mortgage Loans are identified in this manner, the total potential Mortgage Loans shall be tested for compliance with the Pool Characteristics as provided in Section 2.01(e)(vii) of the Pooling and Servicing Agreement after taking into account the addition of such potential
Subsequent Mortgage Loans. If, as a result of the potential addition of Subsequent Mortgage Loans described in the preceding sentence, any Pool Characteristic is outside any permitted parameter, then beginning with the last mortgage loan initially added as a potential Subsequent Mortgage Loan and progressing in reverse order, any potential Subsequent Mortgage Loan having a characteristic that is outside of the permitted parameters of a parameter violated by the total potential Mortgage Pool shall be removed. Then additional mortgage loans shall be added as provided in the preceding paragraph except that no mortgage loan shall be added if it has a Pool Characteristic that is outside of the permitted parameters of a parameter violated by the total potential Mortgage Pool. This procedure shall be repeated until the Pool Characteristics are satisfied after taking into account the addition of the potential Subsequent Mortgage Loans.

      (f) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

      (g) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

      (h) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

      (i) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                         CWABS, INC.,
                             as Depositor


                         By: __________________________
                             Name:
                             Title:


                         COUNTRYWIDE HOME LOANS, INC.,
                             as Seller


                         By: __________________________
                             Name:
                             Title:


                         THE BANK OF NEW YORK,
                             not in its individual capacity,
                             but solely as Trustee


                         By: _________________________
                             Name:
                             Title:

                                    EXHIBIT R

                            FORM OF CORRIDOR CONTRACT

                                    EXHIBIT S


                 FORM OF CORRIDOR CONTRACT ASSIGNMENT AGREEMENT


                              ASSIGNMENT AGREEMENT

      ASSIGNMENT AGREEMENT, dated as of _____________ (the "Assignment Effective Date"), among ____________________ ("Assignor"), ______________________________
("Assignee") by ___________________, not in its individual capacity but as trustee for Assignee, and Bank of America, N.A. ("Remaining Party") (the "Assignment Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Assignor desires to assign all of its rights and delegate all of its duties and obligations to Assignee in that certain confirmation dated __________________ (the "Assigned Transaction"), a copy of such Assigned Transaction being attached hereto as Exhibit I;

      WHEREAS, Assignor and Remaining Party have executed and delivered an ISDA Master Agreement dated __________________ (the "Assignor Swap Agreement");

      WHEREAS, Assignee and Remaining Party have agreed that, from and after the Assignment Effective Date, the Assigned Transaction shall supplement, form a part of and be subject to an ISDA Master Agreement, as defined in paragraph 2 below (the "Assignee Swap Agreement") and, for the avoidance of doubt, shall not supplement, form a part of or be subject to the Assignor Swap Agreement;

      WHEREAS, Assignee desires to accept the assignment of rights and assume the delegation of duties and obligations of the Assignor under the Assigned Transaction, by the incorporation of such Assigned Transaction under the Assignee Swap Agreement; and

      WHEREAS, Assignor desires to obtain the written consent of Remaining Party to the assignment, delegation, and assumption and Remaining Party desires to grant such consent in accordance with the terms hereof;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Assignment and Assumption. Effective as of and from the Assignment Effective Date, Assignor hereby assigns all of its rights and delegates all of its duties and obligations to Assignee and Assignee hereby assumes all the Assignor's rights, duties, and obligations under the Assigned Transaction arising on or after the Assignment Effective Date (subject to Paragraph 3 below); provided, however, that as of and from the Assignment Effective Date, the Assigned Transaction shall supplement, form part of and be subject to the Assignee Swap Agreement (as defined in paragraph 2 below) and the Assigned Transaction shall accordingly constitute a Transaction and a Confirmation as such terms are defined in the Assignee Swap Agreement.

      2. Assignee Swap Agreement. The Assignee and Remaining Party hereby agree that the Assigned Transaction will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) between the Assignee and the Remaining Party as if the parties had executed an agreement in such form (but without any Schedule except for the election of (i) the laws of the State of New York (without reference to choice of law doctrine) as the governing law and (ii) USD as the Termination Currency, and the items specified in paragraph 11 below) on the Assignment Effective Date. In the event of any inconsistency between the provisions of that agreement and the Assigned Transaction, the Assigned Transaction will prevail.

      3. Payments. Each party hereby agrees that the Assignee or the Remaining Party, as the case may be, shall be responsible for all payments accruing from the Calculation Period that begins on _________________ and the Assignor or the Remaining Party, as the case may be, shall be responsible for all payments accruing prior to such Calculation Period. All payments remitted by Remaining Party under the Assigned Transaction shall be made by wire transfer according to the following instructions:

                             _________________________
                             _________________________
                             ABA # ___________________
                             GLA # ___________________
                             For Further Credit: _____
                             Attn: ___________________

      4. Release. Effective as of and from the Assignment Effective Date, Remaining Party and Assignor hereby release one another from all duties and obligations owed under and in respect of the Assigned Transaction, and Assignor hereby terminates its rights under and in respect of the Assigned Transaction.

      5. Consent and Acknowledgment of Remaining Party. Remaining Party hereby consents to the assignment and delegation by Assignor to Assignee of all the rights, duties, and obligations of the Assignor under the Assigned Transaction pursuant to this Assignment Agreement.

      6. Representations. Each party hereby represents and warrants to the other parties as follows:

      (a) It is duly organized, validly existing and in good standing under the laws of its organization or incorporation;
      (b)   It has the power to execute and deliver this  Assignment  Agreement;
            and
      (c) Its obligations under this Assignment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms; except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or other laws affecting the enforcement or creditors' rights generally or by general equity principles.

      As of the Assignment Effective Date, each of Assignor and Remaining Party represent that no event or condition has occurred and is continuing that constitutes an Event of Default, a Potential Event of Default or to the party's knowledge, a Termination Event (as such terms are defined in the Assignor Swap Agreement), with respect to the party, and no such event would occur as a result of the party's entering into or performing its obligations under this Assignment Agreement.

      8. Indemnity. Each of the Assignor and the Remaining Party hereby agrees to indemnify and hold harmless the Assignee with respect to any and all claims arising under the Assigned Transaction prior to the Assignment Effective Date (subject to paragraph 3 above). Each of the Assignee and the Remaining Party hereby agrees to indemnify and hold harmless the Assignor with respect to any and all claims arising under the Assigned Transaction on or after the Assignment Effective Date (subject to paragraph 3 above).

      9. Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof (except Section 5-1401 of the New York General Obligations Law).

      10. Counterparts. This Assignment Agreement may be executed and delivered in counterparts (including by facsimile transmission or electronically sent via the Internet using such encoding and security procedures as may be specified by the parties by subsequent agreement), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

      11. Provisions Deemed Incorporated into the Assignee Swap Agreement.

      (a) Limitation on Liability. Assignee and Remaining Party agree to the following: (i) the sole recourse in respect of the obligations of Assignee hereunder and under the Assigned Transaction shall be to the Trust Fund (as defined in the Pooling and Servicing Agreement, dated as of _____________, among _____________, as depositor, Assignor, as seller, _____________, as master servicer, and _____________________________, as trustee (the "Pooling and Servicing Agreement")); (ii) _____________ is entering into this Assignment Agreement solely in its capacity as trustee and not in its individual capacity under the Pooling and Servicing Agreement; and (iii) in no case shall _______________ (or any person acting as successor trustee under the Pooling and Servicing Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignee under the terms of the Assigned Transaction, all such liability, if any, being expressly waived by Assignee and Remaining Party and any person claiming by, through or under either such party. Notwithstanding the foregoing (or anything to the contrary in this Assignment Agreement), _____________shall be liable for its own negligence, willful misconduct, bad faith and/or fraud.

      (b) Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the Assignee Swap Agreement, if at any time and so long as the Assignee has satisfied in full all its payment obligations under Section 2(a)(i) of the Assignee Swap Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Remaining Party is required pursuant to appropriate proceedings to return to the Assignee or otherwise returns to the Assignee upon demand of the Assignee any portion of any such payment, (a) the occurrence of an event described in Section 5(a)(i) of the Assignee Swap Agreement with respect to the Assignee shall not constitute an Event of Default or Potential Event of Default with respect to the Assignee as Defaulting Party and (b) Remaining Party shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Assignee Swap Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the Assignee Swap Agreement with respect to Remaining Party as the Affected Party or Section 5(b)(iii) with respect to Remaining Party as the Burdened Party.

      (c) Address for Notices:

      Address for notices or communications to the Assignee:

      Address: ___________________________________________________________
      Attention: ________________
      Facsimile: ________________
      Phone: ____________________

      (For all purposes).

      (d) Non-Petition. Remaining Party hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, the Assignee, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, the Cayman Islands or any other jurisdiction for the non-payment of any amount due hereunder or any other reason until the payment in full of the Offered
Certificates (as defined in the Pooling and Servicing Agreement) and the expiration of a period of one year plus one day (or, if longer, the applicable preference period) following such payment. Nothing herein shall prevent Remaining Party from participating in any such proceeding once commenced.

      (e) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the Assignee Swap Agreement, the provisions of Sections 5(a)(ii) and 5(a)(iv) and shall not apply to Remaining Party or the Assignee.

      (f) No Set-off. Notwithstanding any provision of this Assignment Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

      (g) Section 3 of the Assignee Swap Agreement is hereby amended by adding at the end thereof the following subsection (g):

      "(g) Relationship Between Parties.

            Each of Assignor, Assignee and Remaining Party represents to the other on each date when it enters into a Transaction that:

            (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

            (2) Evaluation and Understanding.

                  (a) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

                  (b) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

            (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

            (4) Principal. It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.

            (5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended."

      (h) Substitution Event. If at any time the long-term senior unsecured deposit ratings of Remaining Party shall be rated below "____" by Standard & Poor's Ratings Service, below "____" by Moody's Investors Service, Inc., and below "____" by Fitch, Inc., and within ten (10) Local Business Days following the publication date(s) of such ratings, Remaining Party, using its good faith efforts, fails to find an entity acceptable to the Assignee, which acceptance shall not be unreasonably withheld or delayed, to whom all of Remaining Party's interests and obligations under this Agreement shall be assigned at no cost to the Assignee, and following which Remaining Party shall be released from all further obligations under this Agreement, then, at the option of the Assignee, such failure shall constitute an Additional Termination Event with Remaining Party as the Affected Party.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                            [NAME]

                                            By:    _____________________
                                            Name:  _____________________
                                            Title: _____________________


                                            [NAME]

                                            By:    _____________________
                                            Name:  _____________________
                                            Title: _____________________


                                            [NAME]

                                            By:    _____________________
                                            Name:  _____________________
                                            Title: _____________________

                                    EXHIBIT T


                OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS


                           ASSET-BACKED CERTIFICATES,
                                Series 2004-ECC2

                                     [Date]

Via Facsimile

The Bank of New York,
    as Trustee
101 Barclay St., 8W
New York, New York  10286


Dear Sir or Madam:

      Reference is made to the Pooling and Servicing Agreement, dated as of July 1, 2004, (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as Seller, Countrywide Home Loans Servicing LP, as Master Servicer and The Bank of New York, as Trustee. Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

      __________________ hereby certifies that he/she is a Servicing Officer, holding the office set forth beneath his/her name and hereby further certifies as follows:

      With respect to the Distribution Date in _________ 20[ ] and each Mortgage Loan set forth in the attached schedule:

      1. A Principal Prepayment in full or in part was received during the related Prepayment Period;

      2. Any Prepayment Charge due under the terms of the Mortgage Note with respect to such Principal Prepayment was or was not, as indicated on the attached schedule using "Yes" or "No", received from the Mortgagor and deposited in the Certificate Account;

      3. As to each Mortgage Loan set forth on the attached schedule for which all or part of the Prepayment Charge required in connection with the Principal Prepayment was waived by the Master Servicer, such waiver was, as indicated on the attached schedule, based upon:

            (i) the Master Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or

            (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law; and

      4. We certify that all amounts due in connection with the waiver of a Prepayment Charge inconsistent with clause 3 above which are required to be deposited by the Servicer pursuant to Section 3.20 of the Pooling and Servicing Agreement, have been or will be so deposited.

                                     COUNTRYWIDE HOME LOANS SERVICING LP,
                                       as Master Servicer


                                     By:  COUNTRYWIDE GP, INC.


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

         SCHEDULE OF MORTGAGE LOANS FOR WHICH A PREPAYMENT WAS RECEIVED
                      DURING THE RELATED PREPAYMENT PERIOD


------------------------- ---------------------------- -------------------------
LOAN NUMBER               CLAUSE 2:  YES/NO            CLAUSE 3:  (I) OR (II)
------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

------------------------- ---------------------------- -------------------------

         APPENDIX U: Standard & Poor's Predatory Lending Categorization

         APPENDIX E: Standard & Poor's Predatory Lending Categorization

      Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

-----------------------------------------------------------------------------------------------------------------------
                                    STANDARD & POOR'S HIGH-COST LOAN CATEGORIZATION

-----------------------------------------------------------------------------------------------------------------------
STATE/JURISDICTION                                   CATEGORY UNDER APPLICABLE ANTI-PREDATORY LENDING LAW
-----------------------------------------------------------------------------------------------------------------------
Arkansas                                             High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Cleveland Heights, Ohio                              Covered Loan
-----------------------------------------------------------------------------------------------------------------------
Colorado                                             Covered Loan
-----------------------------------------------------------------------------------------------------------------------
Connecticut                                          High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
District of Columbia                                 Covered Loan
-----------------------------------------------------------------------------------------------------------------------
Florida                                              High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 - March 6, 2003)               High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Georgia as amended (March 7, 2003 - current)         High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
HOEPA Section 32                                     High Cost Loan
-----------------------------------------------------------------------------------------------------------------------
Illinois                                             High Risk Home Loan
-----------------------------------------------------------------------------------------------------------------------
Kansas                                               High Loan-to-Value Consumer Loans and High APR Consumer Loans
-----------------------------------------------------------------------------------------------------------------------
Kentucky                                             High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Los Angeles, Calif.                                  High Cost Refinance Home Loan
-----------------------------------------------------------------------------------------------------------------------
Maine                                                High Rate High Fee Mortgage
-----------------------------------------------------------------------------------------------------------------------
Massachusetts                                        High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Nevada                                               Home Loan
-----------------------------------------------------------------------------------------------------------------------
New Jersey                                           High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
New York                                             High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
New Mexico                                           High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
North Carolina                                       High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Oakland, Calif.                                      High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
Ohio                                                 Covered Loan
-----------------------------------------------------------------------------------------------------------------------
Oklahoma                                             Subsection 10 Mortgage
-----------------------------------------------------------------------------------------------------------------------
South Carolina                                       High Cost Home Loan
-----------------------------------------------------------------------------------------------------------------------
West Virginia                                        West Virginia Mortgage Loan Act Loan
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                     STANDARD & POOR'S COVERED LOAN CATEGORIZATION

------------------------------------------------------------------------------------------------------------------------
STATE/JURISDICTION                                   CATEGORY UNDER APPLICABLE ANTI-PREDATORY LENDING LAW
------------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002-March 6, 2003)                 Covered Loan
------------------------------------------------------------------------------------------------------------------------
New Jersey                                           Covered Home Loan
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                       STANDARD & POOR'S HOME LOAN CATEGORIZATION
------------------------------------------------------------------------------------------------------------------------
STATE/JURISDICTION                                   CATEGORY UNDER APPLICABLE ANTI-PREDATORY LENDING LAW
------------------------------------------------------------------------------------------------------------------------
Georgia (Oct. 1, 2002-March 6, 2003)                 Home Loan
------------------------------------------------------------------------------------------------------------------------
New Jersey                                           Home Loan
------------------------------------------------------------------------------------------------------------------------
New Mexico                                           Home Loan
------------------------------------------------------------------------------------------------------------------------
North Carolina                                       Consumer Home Loan
------------------------------------------------------------------------------------------------------------------------
Oakland, Calif.                                      Home Loan
------------------------------------------------------------------------------------------------------------------------
South Carolina                                       Consumer Home Loan
------------------------------------------------------------------------------------------------------------------------